CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
2.75% Convertible Senior Notes due 2026	$345,000,000	100%	$345,000,000	$44,781.00
Common stock, $0.01 par value per share	—(4)	—	—(4)	—(5)

(1)
Includes 2.75% Convertible Senior Notes due 2026 (the “notes”) that may be purchased by the underwriters pursuant to their option to purchase up to an additional $45,000,000 principal amount of notes, solely to cover over-allotments.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

(3)
This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-238149) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(4)
Includes an indeterminate number of shares of common stock issuable upon conversion of the notes at the initial conversion price of approximately $23.40 per share of common stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(5)
Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the Convertible Senior Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-238149
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 11, 2020)
$300,000,000
PENN NATIONAL GAMING, INC.
2.75% Convertible Senior Notes due 2026

We are offering $300 million aggregate principal amount of 2.75% convertible senior notes due 2026, which we refer to in this prospectus supplement as the “notes.” Throughout this prospectus supplement, we refer to this offering of notes as the “Notes Offering.” We have also granted the underwriters an option to purchase up to $45 million of additional aggregate principal amount of notes from us within 30 days from the date of this prospectus supplement to cover over-allotments, if any.
We will pay interest on the notes at an annual rate of 2.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The notes will mature on May 15, 2026, unless earlier repurchased, redeemed or converted.
Prior to the close of business on the business day immediately preceding February 15, 2026 (the “free convertibility date”), noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of our common stock for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by us in good faith; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, subject to compliance with certain procedures and conditions described in this prospectus supplement; (3) following the occurrence of certain specified corporate events or distributions on our common stock, as described in this prospectus supplement; and (4) if we call such notes for redemption (but solely, subject to certain exceptions, with respect to such notes called for redemption). At any time from, and including, the free convertibility date until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option regardless of the foregoing conditions. We will settle conversions by paying or delivering, as applicable, at our election, cash, shares of our common stock or a combination of cash and shares of our common stock, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 42.7350 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $23.40 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
The notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after November 20, 2023 and on or before the 45th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then noteholders will have the right to require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon, to, but excluding, the fundamental change repurchase date.
The notes will be our unsecured, unsubordinated obligations and will be equal in right of payment with our existing and future unsecured, unsubordinated indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including accounts payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common shares are listed on the NASDAQ Global Select Market under the symbol “PENN.” The last reported closing price of our common shares on the NASDAQ Global Select Market on May 11, 2020 was $18.66 per share.
Concurrently with the Notes Offering, we are conducting a public offering of 16,666,667 common shares (or 2,500,000 additional common shares from us at the public offering price, less the underwriting discount, if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full). Neither the completion of the Notes Offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common shares to be issued in the Concurrent Common Stock Offering. See “Concurrent Common Stock Offering.”
We intend to use the net proceeds from the Notes Offering and the Concurrent Common Stock Offering for general corporate purposes.
None of the U.S. Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price(1)	$1,000	$300,000,000
Underwriting discounts and commissions(2)	$25	$7,500,000
Proceeds, before expenses, to us	$975	$292,500,000

(1)
Plus accrued interest, if any, from May 14, 2020, if settlement occurs after that date

(2)
See “Underwriting” for a description of the compensation payable to the underwriters

Investing in the notes involves risks. Please carefully consider the “Risk Factors” beginning on page S-6 and the “Risk Factors” section contained in the documents incorporated by reference herein.
The underwriters expect to deliver the notes to investors in book-entry form through The Depository Trust Company on or about May 14, 2020.

Joint Book-Running Managers
Goldman Sachs	BofA Securities
Book-Running Managers
J.P. Morgan	Fifth Third Securities	Wells Fargo Securities
Co-Managers
SunTrust Robinson Humphrey	Barclays	Citizens Capital Markets	Macquarie Capital
Morgan Stanley	Stifel	TD Securities	US Bancorp

The date of this prospectus supplement is May 11, 2020.

Prospectus Supplement

S-i

We have not authorized anyone to provide any information other than that contained in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell or transfer the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, regardless of the time of delivery of the prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement.
For investors outside of the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File no. 333-238149) that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s “shelf” registration process. This prospectus supplement, which describes certain matters relating to us and the specific terms of the Notes Offering, adds to and updates information contained in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Before purchasing any notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Documents by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find Additional Information.”
Unless the context requires otherwise, references to “Penn National,” the “Company,” “we,” “us,” “our” or similar terms are to Penn National Gaming, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars. References to “common stock” are to our common stock, $0.01 par value per share, and references to “common shares” are to shares of our common stock. References to the “indenture” are to the base indenture, to be dated as of the initial closing date of this offering, between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), together with the supplemental indenture, to be dated as of the initial closing date of this offering, between us and the trustee.
TRADEMARKS
We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus supplement, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

S-iii

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
This prospectus supplement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are included throughout the document, including within “Risk Factors,” and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: the reopening of the U.S. economy, the COVID-19 pandemic and potential new treatments and vaccines; the length of time the Company’s gaming properties will be required to remain closed and the impact of these continued closures on the Company and its stakeholders; the demand for gaming once the properties reopen as well as the impact of post opening restrictions; the impact of COVID-19 on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, operations, supply chain and personnel; the potential benefits and expected timing of the Morgantown and Perryville transactions with Gaming and Leisure Properties, Inc., a real estate investment trust (“GLPI”); the Company’s estimated cash burn, future liquidity, future revenue and Adjusted EBITDAR; availability of potential benefits to us under the CARES Act or other legislation that may be enacted in response to the COVID-19 pandemic; our future financial performance; the expected benefits and potential challenges of the investment in Barstool Sports, Inc. (“Barstool Sports”), including the benefits for the Company’s online and retail sports betting and iCasino products; the expected financial returns from the transaction with Barstool Sports; the expected launch of the Barstool-branded mobile sports betting product and its future revenue and profit contributions; property level operating margins; growth opportunities and potential synergies related to the acquisition of Pinnacle Entertainment, Inc. and the ability of the Company to obtain third-party approvals, including regulatory approvals; our expectations of future results of operations and financial condition; our expectations for our properties, our development projects or our iGaming initiatives; the timing, cost and expected impact of planned capital expenditures on our results of operations; our expectations with regard to the impact of competition; our expectations with regard to acquisitions, potential divestitures and development opportunities, as well as the integration of and synergies related to any companies we have acquired or may acquire; the outcome and financial impact of the litigation in which we are or will be periodically involved; the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new business partners; our expectations with regard to the impact of competition in online sports betting, iGaming and retail/mobile sportsbooks as well as the potential impact of this business line on our existing businesses; the performance of our partners in online sports betting, iGaming and retail/mobile sportsbooks, including the risks associated with any new business, the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to online sports betting, iGaming and retail/mobile sportsbooks and the impact of any such actions; our expectations regarding economic and consumer conditions; the successful completion of the Notes Offering and the Concurrent Common Stock Offering; and our use of proceeds from the Notes Offering and the Concurrent Common Stock Offering. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (d) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (e) our ability to access additional capital on favorable terms or at all; (f) our ability to remain in compliance with the financial covenants of our

S-iv

debt obligations; (g) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (h) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and our ability to attract and retain employees; (i) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (j) the impact of new or changes in current laws, regulations, rules or other industry standards; (k) the ability of our operating teams to drive revenue and margins; (l) the impact of significant competition from other gaming and entertainment operations; (m) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (n) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business (such as a smoking ban at any of our properties or the award of additional gaming licenses proximate to our properties, as recently occurred with Illinois and Pennsylvania legislation); (o) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (p) the activities of our competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and VGTs in bars and truck stops); (q) increases in the effective rate of taxation for any of our operations or at the corporate level; (r) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (s) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (t) our expectations for the continued availability and cost of capital; (u) the impact of weather, including flooding, hurricanes and tornadoes; (v) changes in accounting standards; (w) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (x) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; (y) with respect to our proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (z) other factors included in “Risk Factors,” of this prospectus supplement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement may not occur.

S-v

SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the headings “Risk Factors” and “Important Information and Cautionary Statement Regarding Forward-Looking Statements” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and any related free writing prospectus before deciding to invest in the notes.
The Company
Penn National is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing properties, sports betting operations, and video gaming terminal (“VGT”) operations. We are licensed to offer live sports betting at our properties in Indiana, Iowa, Michigan, Mississippi, Nevada, Pennsylvania and West Virginia. We operate an interactive gaming (“iGaming”) division through our subsidiary, Penn Interactive Ventures, LLC, which has launched an online casino (“iCasino”) in Pennsylvania through our HollywoodCasino.com gaming platform and entered into multi-year agreements with leading sports betting operators for online sports betting and iGaming market access across our portfolio of properties. We also hold a 36% equity interest in Barstool Sports, a leading digital sports, entertainment and media platform. Our MYCHOICE® customer loyalty program provides our members with various benefits, including complimentary goods and/or services.
As of March 31, 2020, we owned, managed, or had ownership interests in 41 properties in 19 states. The majority of the real estate assets (i.e., land and buildings) used in the Company’s operations are subject to triple net master leases with subsidiaries of GLPI, the most significant of which are the Master Lease between GLP Capital, L.P. and Penn Tenant, LLC dated November 1, 2013, as amended (the “Penn Master Lease”), and the Master Lease, dated April 28, 2016, by and between Gold Merger Sub, LLC and Pinnacle MLS, LLC, as amended (the “Pinnacle Master Lease”).
We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common shares are listed on the NASDAQ Global Select Market under the symbol “PENN”.
Concurrent Common Stock Offering
Concurrently with the Notes Offering, we are conducting a public offering of 16,666,667 common shares (or 2,500,000 additional common shares from us at the public offering price, less the underwriting discount, if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common shares to be issued in the Concurrent Common Stock Offering.
Neither the completion of the Notes Offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. See “Concurrent Common Stock Offering.”

Risk Factors
Investing in the notes involves substantial risk. You should carefully consider all of the information in this prospectus supplement, including the information incorporated by reference herein. In particular, for a discussion of some specific factors you should consider before buying the notes, see “Risk Factors.”
THIS OFFERING
Issuer
Penn National Gaming, Inc., a Pennsylvania corporation
Notes
$300 million aggregate principal amount of 2.75% convertible senior notes due 2026. We have granted the underwriters an option to purchase, for settlement within a period of 30 days from, and including, the date notes are first issued, up to an additional $45 million aggregate principal amount of notes to cover over-allotments, if any.
Ranking
The notes will be our unsecured, unsubordinated obligations and will be:
•
equal in right of payment with our existing and future unsecured, unsubordinated indebtedness;

•
senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•
effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities, including accounts payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity
May 15, 2026, unless earlier repurchased, redeemed or converted.
Interest
2.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.”
Conversion Rights
Prior to the close of business on the business day immediately preceding February 15, 2026 (the “free convertibility date”), noteholders may convert their notes at their option only in the following circumstances:
•
during any calendar quarter commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of our common stock for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by us in good faith;

•
during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, subject to compliance with certain procedures and conditions described in this prospectus supplement;
•
following the occurrence of certain specified corporate events, as described in this prospectus supplement; and

•
if we call such notes for redemption (but solely, subject to certain exceptions, with respect to such notes called for redemption).

At any time from, and including, the free convertibility date until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option regardless of the foregoing conditions.
We will settle conversions by paying or delivering, as applicable, at our election, cash, shares of our common stock or a combination of cash and shares of our common stock, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 42.7350 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $23.40 per share, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes — Conversion Rights.”
Optional Redemption
The notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after November 20, 2023 and on or before the 45th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes — Optional Redemption.”
Repurchase at the Option of the Noteholders After a Fundamental Change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then noteholders will have the right to require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”
Trustee, Paying Agent and Conversion Agent
Wells Fargo Bank, National Association.
No Public Market
The notes are a new class of securities for which no public market currently exists. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.
NASDAQ Stock Exchange Symbol
Our common shares are listed on the NASDAQ Global Select Market under the symbol “PENN.” The last reported closing price of our common shares on the NASDAQ Global Select Market on May 11, 2020 was $18.66 per share.
Use of Proceeds
We estimate that the proceeds from the Notes Offering will be approximately $291.8 million (or $335.7 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses.
We intend to use the net proceeds from the Notes Offering and the Concurrent Common Stock Offering for general corporate purposes.
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in the notes.
Material U.S. Federal Income Tax Considerations
The material U.S. federal income tax considerations for prospective investors of purchasing, owning, disposing of and conversion of the notes and owning and disposing of any common shares received upon their conversion are described in “Material U.S. Federal Income Tax Considerations.”
Book-Entry Form
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical notes. See “Description of Notes — Book Entry, Settlement and Clearance.”
Concurrent Common Stock Offering
Concurrently with the Notes Offering, we are conducting a public offering of 16,666,667 common shares (or 2,500,000 additional common shares from us at the public offering price, less the underwriting discount, if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full). Neither the completion of the Notes Offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes

Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. See “Concurrent Common Stock Offering.”
Unless otherwise indicated, all information in this prospectus supplement assumes the underwriters do not exercise their over-allotment option.

RISK FACTORS
An investment in the notes involves a high degree of risk. Before making an investment in the notes, you should carefully consider the risks below and all of the information included or incorporated by reference into this prospectus supplement, including the risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, and under the heading “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020 (each of which is incorporated by reference herein), as updated by the other reports and documents we file with the SEC that are incorporated by reference herein. Please see the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. As a result, the market value of the notes could decline and you could lose part or all of your investment. The order in which the risks are presented does not necessarily reflect the likelihood of their occurrence or the magnitude of their potential impact on our business, financial condition, results of operations and prospects or on the value of the notes.
Risk Factors Relating to Recent Events
The COVID-19 pandemic has significantly impacted the global economy, including the gaming industry, and has had a material adverse effect on our business, financial condition, results of operations and cash flows, and may continue to do so.
On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout the United States. The global spread of the COVID-19 pandemic has been, and continues to be, complex and rapidly evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as restrictions and bans on travel or transportation, stay-at-home directives, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, cancellation of events, including sporting events, concerts, conferences and meetings, and quarantines and lock-downs. The COVID-19 pandemic and its consequences have also dramatically reduced travel and demand for casino gaming and related amenities. Many jurisdictions where our properties are located required mandatory closures or imposed capacity limitations and other restrictions affecting our operations. Currently, all of our gaming properties are temporarily closed and will remain closed until we determine it is safe and we are allowed to reopen, and we are accordingly unable to generate revenues from such properties. Revenues from such properties represent a great majority of our cash flows and revenue generation. The COVID-19 pandemic and these resulting developments have caused significant disruptions to our ability to generate profitability and cash flows and have had a material adverse impact on our financial condition, results of operations and cash flows as of and for the three months ended March 31, 2020 and which we expect to more significantly impact our results of operations and cash flows for the three months ended June 30, 2020. Such impact could worsen and last for an unknown period of time. In addition, these disruptions to us and the gaming industry in general as well as significant negative economic trends due to the COVID-19 pandemic have adversely affected and could continue to adversely affect our stock price.
The Company has taken various actions to reduce its cost structure during the property closures to help mitigate the operating and financial impact of the COVID-19 pandemic, including: (i) reducing its rent payments through the transactions with GLPI related to the Tropicana Las Vegas Casino Hotel Resort and the Morgantown property; (ii) furloughing approximately 26,000 employees and operating with a minimum, mission-critical staffing of less than 850 employees company-wide during the closures; (iii) enacting meaningful compensation reductions to its remaining property and corporate leadership teams effective April 1, 2020 and until such time as the Company determines that its properties have substantially returned to normal operations; and (iv) executing substantial reductions in operating expenses, capital expenditures, including temporarily suspending construction of our two planned Category 4 development projects, and overall costs. In addition, the Company’s Board of Directors elected to forgo their cash compensation effective April 1, 2020 and until such time as the Company determines that its properties have substantially returned to normal operations. Such steps, and further changes we make in the future to reduce costs, may negatively impact our growth prospects, guest loyalty or our ability to attract and retain employees, and our business and reputation may suffer as a result. While we have engaged in cost reduction efforts in connection with the closures, we still have significant fixed and variable expenses.
We cannot predict how soon we will be able to reopen our gaming properties or the period of time required for the ramp-up of operations upon reopening, as our ability to reopen will depend in part on the actions of a number of governmental bodies, including gaming regulatory authorities, over which we have no control. Because we operate in multiple different jurisdictions, we may be able to reopen some, but not all, of our gaming properties within a certain time frame. In order to reopen, gaming regulators may impose restrictions on our operations, including capacity limitations, cleaning requirements, restrictions on the number of seats per table game, slot machine spacing, temperature checks, mask protection and social distancing requirements that may impact our future operations and ability to generate the same level of revenues and cash flows as before the COVID-19 pandemic. The reopening of our gaming properties, when we are able to do so, may be affected by our ability to retain our workforce during the furlough as well as management-level corporate employees due to reductions in compensation or other factors. For example, if our furloughed employees do not return to work with us when the COVID-19 pandemic subsides, including because they find new employment during the furlough, we may experience operational challenges that may impact our ability to resume operations in full.
Moreover, once restrictions are lifted, it is unclear how quickly customers will return to our gaming properties, which may be a function of continued concerns over health and safety, ongoing social distancing measures, or changes in consumer spending behavior due to adverse economic conditions, including job losses. Our properties have large customer-facing footprints and high levels of customer traffic where customers can gather together for personal interaction. As such, some customers may choose for a period of time not to travel or visit our properties for health concerns or due to overall changes in consumer behavior resulting from social distancing. When we are able to re-open, we expect to see weakened demand at our properties in light of increased level of unemployment, continued travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. Our vendors and other suppliers could also experience potential adverse effects of the pandemic that could impact our ability to reopen and operate to the same level as prior to the closures. If COVID-19 continues to spread, we may elect to voluntarily close (after their reopening) certain of our properties or portions thereof, or governmental agencies or officials may order additional closures or impose further restrictions on the number of people allowed in our properties or in proximity to each other. Any of these events could result in significant further disruption to our operations and a drop in demand for our properties and could have a material adverse effect on us.
We could experience other potential adverse impacts as a result of the COVID-19 pandemic, including, but not limited to, further charges from adjustments to the carrying amount of goodwill and other intangible assets, long-lived asset impairment charges, or impairments of investments in joint ventures.
The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on numerous evolving factors that we may not be able to accurately predict or assess, including the duration and scope of the pandemic (and whether there is a, or multiple, resurgences in the future); the duration and impact on overall customer demand; the timing of the reopening of our gaming properties, our ability to maintain sufficient liquidity until our gaming properties can reopen and again generate revenue and profits capable of supporting our ongoing operations, new information which may emerge concerning the severity of COVID-19; the negative impact it has on global and regional economies and economic activity; the ability of us and our business partners to successfully navigate the impacts of the pandemic; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel and limiting or banning leisure, casino and entertainment (including concerts, sports and similar events) activities; and how quickly economies, travel activity, and demand for gaming, entertainment and leisure activities recover after the pandemic subsides. The impact of the COVID-19 pandemic may also have the effect of exacerbating many of the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2019. As a result of the foregoing, we cannot predict the ultimate scope, duration and impact the COVID-19 pandemic will have on our results of operations, but we expect that it will continue to have a material impact on our business, financial condition, liquidity, results of operations (including revenues and profitability) and stock price.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Following our borrowing of the remaining available amount under our revolving credit facility, we may not have access to sufficient cash flows to fund our continued operations, which could adversely affect our business, financial condition, results of operations and cash flows.
While our gaming properties remain closed due to the ongoing COVID-19 pandemic, our ability to generate revenue and cash flows for our operations has been significantly disrupted, as the operation of such properties constitutes our most significant source of revenue generation. Accordingly, on March 13, 2020, in order to maintain maximum financial flexibility, the Company borrowed the remaining available amount of $430.0 million under its revolving credit facility. As a result, our indebtedness has increased substantially since December 31, 2019. We also entered into agreements with GLPI to sell certain real estate assets and land in exchange for rent credits totaling $337.5 million. Such borrowings under the revolving credit facility and rent credits are proactive measures in order to increase our cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from COVID-19. Due to the uncertainty of the impacts of the COVID-19 pandemic, including the timing for the reopening of our gaming properties, there can be no assurance that such amounts will be sufficient, and we may require access to additional capital to fund operations, including satisfaction of our rent obligations. We cannot guarantee that we will be able to obtain additional capital on commercially reasonable terms and when needed to continue to fund our operations. Our access to and cost of financing will depend on, among other things, economic conditions, conditions in the credit or capital markets, the availability of sufficient amounts of financing, our prospects and credit ratings. If we are unable to access additional capital at the levels we require, or the cost of such capital is greater than expected, it would adversely affect our business, financial condition, results of operations and cash flows.
We may need to improve cash flow through a sale of assets to avoid a future liquidity shortfall, which sales could expose our business and operations to substantial additional risks.
The COVID-19 pandemic has caused significant disruptions to our ability to generate profitability and cash flows. Depending on how long our gaming properties remain closed due to the COVID-19 pandemic, we may require additional cash flows to avoid a liquidity shortfall. Absent operational improvements, we may explore the sale of certain assets in order to generate additional funds for operations. We may be unable to sell such assets or properties on desirable terms and, in particular, while adverse economic conditions persist. In addition, the disposition of assets, including our sale of certain real estate assets and proposed sale of land to GLPI, involves significant risks and uncertainties. Such risks may relate to employment matters, counterparties, regulators and other stakeholders in the disposed business, risks relating to separating the disposed assets from the Company’s business, risks unknown to the Company at the time, and other financial, legal and operational risks related to such disposition. In addition, the Company may be subject to material trailing liabilities from disposed assets. Any such risk may result in one or more costly disputes or litigation. There can also be no assurances that we will realize the anticipated benefits from any such dispositions. The failure to realize the anticipated returns or benefits from a disposition could adversely affect our results of operations, financial condition, and cash flows.
There can be no assurance of the extent to which we can recover under our insurance policies for business interruption resulting from the COVID-19 pandemic which could adversely affect our business.
We maintain significant property insurance, including business interruption coverage, for our properties. However, there can be no assurance regarding the extent or the timing of our receipt of any insurance recovery for losses at our properties arising from the closing of our gaming properties due to the COVID-19 pandemic. In addition, such insurance coverage is in an amount that may be significantly less than the expected and actual losses resulting from such closings. If we are unable to recover any losses arising from business interruption caused by COVID-19, our financial condition, results of operations and cash flows may be adversely affected.

A prolonged closure of our gaming properties due to the COVID-19 pandemic would negatively impact our ability to remain in compliance with our financial covenants, which unless a waiver or other accommodation is obtained would raise substantial doubt about our ability to continue as a going concern.
Our properties generate a great majority of our income and operating cash flows that we rely upon to meet our obligations when due and remain in compliance with financial covenants contained within our Amended and Restated Credit Agreement, dated as of January 19, 2017 (the “Credit Agreement,” and as amended by the October 2018 incremental joinder, the “Amended Credit Agreement”), as amended, and the indenture governing our 5.625% senior unsecured notes that mature on January 15, 2027. As noted above, due to the COVID-19 pandemic, our gaming properties have been temporarily closed and there is uncertainty as to when they will reopen. The closure of our gaming properties has significantly disrupted our ability to generate revenues. In order to remain in compliance with our debt covenants and meet our payment obligations, on April 14, 2020, we entered into an agreement to amend our Amended Credit Agreement (the “Amendment Agreement”) to provide temporary relief from our financial covenants. As part of the Amendment Agreement, we do not have to maintain compliance with any Maximum Leverage Ratio or Minimum Interest Coverage Ratio (as such terms are defined in the Credit Agreement). During the period beginning on April 14, 2020 and ending on the earlier of (x) the date that is two business days after the date on which the Company delivers a covenant relief period termination notice to the administrative agent and (y) the date on which the administrative agent receives a compliance certificate for the quarter ending March 31, 2021, the Company will be subject to a minimum liquidity covenant that requires cash and cash equivalents and availability under its revolving credit facility to be (i) at least $400.0 million through April 30, 2020; (ii) $350.0 million during the period from May 1, 2020 through May 31, 2020; (iii) $300.0 million during the period from June 1, 2020 through June 30, 2020; and (iv) $225.0 million during the period from July 1, 2020 through March 31, 2021. However, we have no control over and cannot predict the length of the closure of our gaming properties due to the COVID-19 pandemic. If we continue to be unable to generate revenues from our properties due to a prolonged period of closure or experience significant declines in business upon reopening, this would negatively impact our ability to remain in compliance with our financial covenants and meet our payment obligations even after the amendment. If we are unable to meet our financial covenants or in the event some other event of default arises, our lenders could instruct the administrative agent under our senior secured credit facilities to exercise certain remedies, including declaring the principal of and accrued interest on all outstanding indebtedness due and payable, terminating all remaining commitments and obligations under the revolving credit facility and requiring the posting of cash collateral in respect of 103% of the outstanding letters of credit under the revolving credit facility. Although the lenders under our senior secured credit facilities could waive the defaults or forebear the exercise of remedies, they would not be obligated to do so. Such default may also result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. Failure to obtain such a waiver in the future would have a material adverse effect on our liquidity, financial condition and results of operations and may result in the Company filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.
In the event we are unable to pay our landlords, vendors, suppliers, and other business partners due to a lack of cash flows and liquidity, we may become subject to disputes with such parties, which could subject us to significant liabilities and have a material adverse effect on our business, financial condition, results of operations and cash flows.
Although we have taken precautionary measures to maximize liquidity and to increase available cash on hand, given the uncertainty resulting from the COVID-19 pandemic, such measures may be insufficient to allow us to continue paying our landlords, vendors, suppliers, and other business partners when and as due. As an additional precautionary measure given the significant uncertainty affecting our business, we have begun discussions with such parties to reduce our lease and contract payments and to obtain other concessions from them. There can be no assurance however that we will be successful in obtaining any or all of the reductions and concessions we are seeking. If we are unable to obtain such reductions and concessions, our inability to pay such parties could result in a breach of obligations we owe to these parties pursuant to contracts or otherwise. The breach of our obligations could cause our landlords, vendors, suppliers, and other business partners to suspend or cease providing material services to us, which could impact our ability to operate and reopen our gaming properties. In addition, we could become subject to disputes and litigation with such parties as a result of our inability to meet our contractual obligations, which disputes and litigation could expose us to significant liabilities and have a material adverse effect on our business, financial condition, results of operations and cash flows.
We may be unable to qualify for or be unsuccessful in obtaining governmental relief and other benefits that have been or will be made available in response to the COVID-19 pandemic, which could adversely affect our business, financial condition, results of operations and cash flows.
In recognition of the significant threat to the liquidity of financial markets posed by the COVID-19 pandemic, the Federal Reserve and U.S. Congress have taken dramatic actions to provide liquidity to businesses and the banking system in the United States. For example, on March 27, 2020, the President of the United States signed into law the CARES Act, a sweeping stimulus bill intended to bolster the U.S. economy, among other things, and provide emergency assistance to qualifying businesses and individuals. There can be no assurance that these interventions by the government will be successful, and the financial markets may experience significant contractions in available liquidity. Based on our preliminary evaluation of the CARES Act, we currently believe we qualify for certain employer refundable payroll credits, deferral of applicable payroll taxes, net operating loss carryback and immediate expensing for eligible qualified improvement property.
In addition, although we intend to continue to review and consider any available benefits under the CARES Act or similar legislation that may be enacted in response to the COVID-19 pandemic for which we qualify, we cannot predict the manner in which such benefits will be allocated or administered and we cannot assure you that we will be able to receive such benefits in a timely manner or at all. While the Company may receive tax or other relief and benefits under and as a result of the CARES Act or other governmental programs, the availability, extent or impact of any such benefits or relief is highly uncertain.
Risk Factors Relating to the Notes Offering and the Notes
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to any liabilities of our subsidiaries.
The notes will be our unsecured, unsubordinated obligations and will rank equal in right of payment with our existing and future unsecured, unsubordinated indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including accounts payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
As of March 31, 2020, we had approximately $12.661 billion of indebtedness and other liabilities, including accounts payables, accrued expenses, gaming and property taxes, and lease liabilities, but excluding intercompany liabilities, and including approximately $670 million of principal due pursuant to our revolving credit facility, $663 million of principal due pursuant to our term loan A facility, $1,115 million of principal due pursuant to our term loan B-1 facility and $400 million of principal due pursuant to our 5.625% senior unsecured notes that mature on January 15, 2027. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then our assets will be available to satisfy outstanding amounts under the notes only if all of our senior or secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our subordinated indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

We conduct all of our operations through our subsidiaries and will rely significantly on our subsidiaries to enable us to make payments under the notes.
We conduct all of our operations through our subsidiaries. The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. Accordingly, our ability to service our debt, including the notes, will significantly depend on the results of operations of our subsidiaries and their ability to make distributions to us, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us.
We may not be able to generate sufficient cash to service all of our indebtedness. We may be forced to take certain actions to satisfy our obligations under our indebtedness or we may experience a financial failure.
Our ability to make scheduled payments on or to refinance our debt obligations and the notes offered hereby, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our future debt agreements. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or obtain sufficient proceeds from those dispositions to meet our debt service and other obligations then due.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
As of March 31, 2020, we had approximately $12.661 billion of indebtedness and other liabilities, including accounts payables, accrued expenses, gaming and property taxes, and lease liabilities, but excluding intercompany liabilities, and including approximately $670 million of principal due pursuant to our revolving credit facility, $663 million of principal due pursuant to our term loan A facility, $1,115 million of principal due pursuant to our term loan B-1 facility and $400 million of principal due pursuant to our 5.625% senior unsecured notes that mature on January 15, 2027. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
We will incur $300 million (or $345 million if the underwriters elect to exercise their over-allotment option in full) aggregate principal amount of additional indebtedness as a result of the Notes Offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
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increasing our vulnerability to adverse economic and industry conditions;

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limiting our ability to obtain additional financing;

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requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

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limiting our flexibility to plan for, or react to, changes in our business;

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diluting the interests of our existing shareholders as a result of issuing common shares upon conversion of the notes; and

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placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

As noted above, our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, our credit facilities contain, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.
We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness may limit our ability to repurchase the notes or pay cash upon their conversion.
Noteholders may, subject to certain conditions, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in common shares (together with cash in lieu of any fractional share). We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon conversion. For example, terms of our credit facilities restrict our ability to make mandatory prepayments or repurchases of certain other indebtedness if we do not meet certain tests and satisfy certain conditions set forth therein. Our failure to repurchase notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.
Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
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certain stock dividends, splits and combinations;

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the issuance of certain rights, options or warrants to holders of our common stock;

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certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

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cash dividends on our common shares; and

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certain tender or exchange offers.

See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common shares. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying common shares but that does not result in an adjustment to the conversion rate.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.
Upon the occurrence of a fundamental change, you will have the right to require us to repurchase your notes for cash. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to

Repurchase Notes.” However, the definition of “fundamental change” is limited to specified events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes. Furthermore, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
The increase to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes as a result of such transaction.
If certain corporate events that constitute a “make-whole fundamental change” occur prior to the maturity date, then we will, in certain circumstances, temporarily increase the conversion rate for notes converted in connection with such make-whole fundamental change. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price” (i.e., the price paid or deemed to be paid in the relevant corporate transaction). While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $225.00 per share or less than $18.00 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 55.5555 shares per $1,000 principal amount of notes, subject to adjustment.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common shares, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in, and potential purchasers of, the notes, will seek to employ a convertible arbitrage strategy with respect to the notes. Under this strategy, investors typically short sell a certain number of shares of our common shares and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common shares in lieu of, or in addition to, short selling common shares.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common shares).
These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common shares or enter into equity swaps on our common shares could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common shares and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common shares with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercially reasonable terms, or at all, then the trading price of, and the liquidity of the market for, the notes may be adversely affected.
The notes are not protected by restrictive covenants.
The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, the incurrence of liens, the making of investments, the entry into transactions with affiliates, the sale of assets (subject to certain exceptions) or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale.” As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
Despite the issuance of the notes, we may still incur substantially more debt or take other actions which would intensify the risks described in this section.
Despite our current debt levels, we and our subsidiaries may incur substantially additional debt in the future, some of which may be secured debt and/or structurally senior debt. We are not and will not be, as applicable, restricted under the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.
You may be subject to tax upon an adjustment or failure to make an adjustment to the conversion rate of the notes, even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If we adjust the conversion rate as a result of a dividend that is taxable to our common stockholders, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in our assets or earnings and profits, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against subsequent payments on the notes or any shares of our common stock owned by you or made from any proceeds of any subsequent sale, exchange or other disposition of the notes (including the retirement of a note) or such common shares or other funds or assets of yours. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments,” “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” and “Material U.S. Federal Income Tax Considerations.”
Any adverse rating of the notes may cause their trading price to fall.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, or were to otherwise announce its intention to put the notes on credit watch, then the trading price of our common shares and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating or puts us on credit watch, then the trading price of the notes will likely decline.
Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.
You may be unable to convert your notes before the free convertibility date, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Prior to the close of business on the business day immediately preceding the free convertibility date, you may convert your notes only if specific conditions are met. If these specific conditions are not met, then you will not be able to convert your notes and receive the cash, common shares or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.
Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common shares may decline after you exercise your conversion right but before we settle our conversion obligation.
A converting holder of notes will be exposed to fluctuations in the value of our common shares during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligations.
We will generally have the right to settle conversions in cash, common shares or a combination of cash and common shares. If we elect to settle conversions solely in cash or in a combination of cash and common shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common shares during the related “observation period,” which is defined under the caption “Description of Notes — Definitions” and will consist of 40 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may elapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common shares declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.
Redemption may adversely affect your return on the notes.
We will have the right to redeem notes, in whole or in part, in certain circumstances on or after November 20, 2023. See “Description of Notes — Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common shares, and you may be unable to reinvest any proceeds from the redemption in comparable investments at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, a redemption of less than all of the outstanding notes will likely adversely affect the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. In addition, holders who convert in advance of any redemption would not get any compensation for the lost option value of their notes, except to the extent described under the caption “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.”
Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds of this offering effectively could compromise our business strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
The accounting method for convertible debt securities, such as the notes, could have a material effect on our reported financial results.
Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of shareholders’ equity on our consolidated balance sheet at the issuance date and the value of the equity component would be treated as debt discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report larger net losses (or lower net income) in our financial results because ASC 470-20 will require interest to include both the amortization of the debt discount and the instrument’s non-convertible coupon interest rate, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.
In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of such convertible notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued.
We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. For example, in July 2019, the Financial Accounting Standards Board published an exposure draft proposing to amend these accounting standards to eliminate the treasury stock method for convertible debt instruments, the principal amount of which may be settled using shares, and instead require application of the “if-converted” method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. If we are unable or otherwise elect not to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share could be adversely affected.
Conversion of the notes may dilute the ownership interest of existing shareholders, including noteholders who have previously converted their notes.
At our election, we may settle notes tendered for conversion entirely or partly in common shares. As a result, the conversion of some or all of the notes may dilute the ownership interests of existing shareholders. Any sales in the public market of the common shares issuable upon such conversion of the notes could adversely affect prevailing market prices of our common shares and, in turn, the price of the notes. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common shares.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), which will be deposited with the trustee as custodian for DTC or its nominee. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC: upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Except in limited circumstances, beneficial interests in global notes may not be exchanged for notes in physical, certificated form. See “Description of Notes — Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not be entitled to have notes represented by the global note registered in their names, will not receive or be entitled to receive physical, certificated notes, and will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a noteholder under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest).
Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to them to the extent our conversion obligation includes common shares.
Noteholders will generally not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely common shares (together with cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and common shares in respect of the relevant conversion). However, noteholders will be subject to all changes affecting our common shares to the extent the trading price of the notes depends on the market price of our common shares. For example, if we propose an amendment to our certificate of incorporation or bylaws that requires stockholder approval, and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely common shares (together with cash in lieu of any fractional shares)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and common shares in respect of the relevant conversion), then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common shares.
Risk Factors Relating to the Concurrent Common Stock Offering and Our Common Shares
Our share price has fluctuated significantly and our share price may fluctuate after this offering, which could adversely impact the trading price of the notes.
Our share price has fluctuated significantly, and may fluctuate significantly in the future, which could adversely impact the trading price of the notes. The market price of our common shares may be influenced by many factors, some of which are beyond our control, including:
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the ongoing implications of COVID-19 on our business and operations, which include, among other things, the length of time Penn National’s gaming facilities will be required to remain closed, the demand for gaming once the facilities reopen, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include our ability to comply with covenants under our debt agreements;

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changes in laws or regulations (or interpretations thereof) relating to our services or assets;

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actual or anticipated variations in our operating results;

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announcements by us or our competitors of significant agreements or acquisitions;

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the overall performance of equity markets;

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additions or changes to our board of directors, management or key personnel;

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the commencement or outcome of litigation;

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changes in market valuation or earnings of our competitors;

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announcements of new offerings or significant price reductions by us or our competitors;

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actions by competitors;

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the trading volume of our common shares;

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changes in preferences of our guests;

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adverse publicity about us, our investments, the industries we participate in or individual scandals;

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changes in financial estimates by securities analysts;

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negative earnings or other announcements by us or other gaming companies;

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downgrades in our credit ratings or the credit ratings of our competitors;

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global economic, legal and regulatory factors unrelated to our performance;

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other economic, legal and regulatory factors;

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incurrence of indebtedness or issuances of capital stock;

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future sales of our common shares; and

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investor perceptions of us and our prospects, and the industries in which we operate.

In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of a particular company. These broad market and industry factors may materially harm the market price of our common shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class-action litigation has been instituted against these companies. Such litigation, if instituted against us, could adversely affect our financial condition or results of operations.
The future issuance or sales of our common shares, or the perception that these sales may occur, could cause the market price of our common shares and the notes to decline.
Concurrently with the Notes Offering, we are conducting a public offering of 16,666,667 common shares (or 19,166,667 shares if the underwriters in such offering exercise their option to purchase additional common shares in full). Neither the completion of the Notes Offering nor of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. See “Concurrent Common Stock Offering.”
Sales of substantial amounts of our common shares in the public market, or the perception that these sales may occur, as well as the issuance, or the conversion of all or a portion, of common shares, convertible preferred stock or convertible or exchangeable debt securities, could cause the market price of our common shares to decline, which could depress the trading price of the notes. This could also impair our ability to raise additional capital through the sale of our equity securities. We are authorized under our Articles of Incorporation (as amended, the “Articles”) to issue 200,000,000 common shares, of which we estimate approximately 133,464,788 common shares will be outstanding following the Concurrent Common Stock Offering, assuming no exercise of the underwriters’ option to purchase additional shares. In addition, as of April 30, 2020, 7,345,009 common shares were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $17.27 per share, 883,000 common shares were issuable upon the conversion of all outstanding shares of our Series D Convertible Preferred Stock, $0.01 par value per share (“Series D Convertible Preferred Stock”), 725,878 common shares were issuable upon the vesting of restricted stock, performance shares and other outstanding equity awards (other than options), and 7,525,554 common shares were reserved for future issuance under our 2018 Long Term Incentive Compensation Plan. The market price of our common shares could decline as a result of future sales of common shares, convertible preferred shares or convertible or exchangeable notes by us or sales by directors, executive officers or shareholders after this offering, which could depress the trading price of the notes. In addition, our issuance of additional common shares may dilute the ownership interests of our existing common shareholders, including noteholders who have received common shares upon conversion of their notes. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. We cannot predict the size of future issuances of our shares, convertible preferred shares or convertible notes or the effect, if any, that future sales and issuances of shares would have on the market price of our common shares.
Subject to certain exceptions described under the caption “Underwriting,” we, our directors and certain executive officers have agreed not to offer to sell, sell or agree to sell, directly or indirectly, any common shares without the permission of the representatives, for a period of 60 days from the date of this prospectus supplement. When the lock-up period expires, we, our directors and certain executive officers will be able to sell common shares or any securities convertible or exercisable or exchangeable for common shares in the public market. In addition, the representatives may release all or some portion of the shares subject to lock-up agreements prior to expiration of the lock-up period. Sales of a substantial number of such shares upon expiration, or early release of, or pursuant to an exception under, the lock-up period, or the perception that such sales may occur, could cause our share price and the trading price of the notes to decline.
You may experience future dilution as a result of future equity issuances.
In the future, we may sell additional common shares to raise capital or acquire interests in other companies by using common shares or a combination of cash and common shares. These events may dilute your ownership interest upon conversion of the notes and have an adverse impact on the price of the common shares and, in turn, the notes. In addition, substantial numbers of common shares are reserved for issuance upon the exercise of outstanding equity awards and upon conversion of shares of our outstanding Series D Convertible Preferred Stock. Furthermore, sales of a substantial amount of common shares or any securities convertible into or exercisable or exchangeable for common shares in the public market or the perception that these sales or conversions may occur, could reduce the market price of the common shares and, in turn, the notes. This could also impair our ability to raise additional capital through the sale of our securities. No prediction can be made as to the effect, if any, that future sales or issuance of common shares or other equity or equity-linked securities will have on the trading price of common shares and the notes.
We do not expect to pay any cash dividends or other distributions on our common shares for the foreseeable future and, consequently, your only opportunity to achieve a return on an investment in our common shares is if the price of our common shares appreciates.
We have historically not paid, and we do not anticipate that we will pay for the foreseeable future, any cash dividends or other cash distributions on our common shares. Any determination to pay dividends or other distributions in the future will be largely at the discretion of our Board of Directors and will depend upon results of operations, financial performance, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deems relevant.
Provisions in the Articles and the Pennsylvania Business Corporation Law may delay or prevent our acquisition by a third party.
The Articles and the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”) contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our Board of Directors and, if required, our shareholders. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our shareholders receiving a premium over the market price for their common shares. For more information, see “Description of Common Stock.” The provisions of the Articles and the PBCL could discourage potential takeover attempts and reduce the price that investors might be willing to pay for our common shares in the future, which could reduce the market price of our common shares and, in turn, the notes.
The Notes Offering is not conditioned on the consummation of any other financing, including the Concurrent Common Stock Offering.
We intend to use the net proceeds of the Notes Offering, together with the net proceeds from the Concurrent Common Stock Offering, if completed, as described in “Use of Proceeds” herein and in the prospectus supplement that pertains to the Concurrent Common Stock Offering. However, neither the completion of the Notes Offering nor of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Common Stock Offering. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. See “Concurrent Common Stock Offering.”

USE OF PROCEEDS
We estimate that the proceeds from the Notes Offering will be approximately $291.8 million (or $335.7 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses.
We estimate that the proceeds from the Concurrent Common Stock Offering will be approximately $287.2  million (or $330.4  million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full), after deducting fees and estimated expenses.
We intend to use the net proceeds from the Notes Offering and the Concurrent Common Stock Offering for general corporate purposes.

DESCRIPTION OF NOTES
We will issue the notes under a base indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (such supplemental indenture, together with the base indenture, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. You may request a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
Certain terms used in this summary are defined below under the caption “— Definitions.” Certain other terms used in this summary are defined in the indenture.
References to “we,” “us” and “our” in this section refer to Penn National Gaming, Inc. only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise.
Generally
The notes will:
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be our unsecured, unsubordinated obligations;

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initially be limited to an aggregate principal amount of $300,000,000.00 (or $345,000,000.00 if the underwriters fully exercise their option to purchase additional notes);

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bear cash interest from, and including, May 14, 2020, at an annual rate of 2.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020;

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bear special interest in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”;

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mature on May 15, 2026, unless earlier repurchased, redeemed or converted;

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be redeemable, in whole or in part, at our option, in the circumstances and at the times, and at the redemption price, described below under the caption “— Optional Redemption”;

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be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “— Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a record date to receive the related interest payment), as, and subject to the other provisions, described below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

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be convertible, at the noteholders’ option, into (at our election) cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 42.7350 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $23.40 per share), under the conditions, and subject to the adjustments, described below under the caption “— Conversion Rights”;

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be issued in principal amount minimum denominations of $1,000 or in principal amount denominations in any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

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initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in physical form, as described below under the caption “— Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the issue date, issue price, the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by a separate CUSIP number if they are not fungible, for U.S. federal income tax or federal securities laws purposes, with other notes we issue under the indenture.
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, or otherwise (in each case, without prior notice to holders of the notes). Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.
Payments on the Notes
We will pay (or cause the paying agent to pay) the principal of, interest on, and cash consideration due upon conversion of, any global note registered in the name of or held by DTC or its nominee by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:
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if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

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in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “— Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “— Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “— Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.
Interest
The notes will bear cash interest at an annual rate of 2.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020, to the noteholders of record of the notes as of the close of business on the immediately preceding May 1 or November 1 (whether or not such day is a business day), respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”. All references in this prospectus supplement to interest on the notes include any special interest payable on the notes, unless the context requires otherwise.
Ranking
The notes will be our unsecured, unsubordinated obligations and will be:
•
equal in right of payment with our existing and future unsecured, unsubordinated indebtedness;

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senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

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effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

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structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will not guarantee, and will have no obligations under, the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and could become restricted by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of March 31, 2020, we had approximately $12.661 billion of indebtedness and other liabilities, including trade payables, payroll, gift card liabilities and lease liabilities, but excluding intercompany liabilities, and including $670 million due pursuant to our revolving credit facility, $663 million due pursuant to our term loan A facility, $1,115 million due pursuant to our term loan B-1 facility and $400 million due pursuant to our 5.625% senior unsecured notes that mature on January 15, 2027. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
See “Risk Factors — Risks Related to the Notes and This Offering — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries” and “— We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness may limit our ability to repurchase the notes or pay cash upon their conversion.”
Optional Redemption
We may not redeem the notes at our option at any time before November 20, 2023. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time and from time to time, on a redemption date on or after November 20, 2023 and on or before the 45th “scheduled trading day” (as defined below under the caption “— Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “— Definitions”) per share of common stock exceeds 130% of the “conversion price” (as defined below under the caption “— Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “— Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “— Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a business day of our choosing that is no more than 65, nor less than 45, scheduled trading days after the date we send the related redemption notice, as described below.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. Substantially contemporaneously or promptly thereafter, we will either, at our option, issue a press release through such national newswire service as we then use containing the information set forth in the redemption notice or publish the same through such other widely disseminated public medium as we then use, including our website.
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption. In the event of any redemption in part, we will not be required to register the transfer or exchange of any notes selected for such partial redemption, in whole or in part, except the unredeemed portion of any notes being redeemed in part.
If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 42nd scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable and subject to the depositary’s customary procedures, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “— Conversion Rights — When the Notes May Be Converted — Conversion upon Redemption” and “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.”
Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded on or before the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
No “sinking fund” is provided for the notes.
Neither the trustee nor the conversion agent shall be liable or responsible to monitor or determine whether any beneficial noteholder’s notes have been selected for redemption.
Conversion Rights
Generally
Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into (at our election) cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 42.7350 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $23.40 per share). The conversion rate and the corresponding conversion price will be subject to adjustment as described below.
Noteholders may convert their notes only in the circumstances described below under the caption “— When the Notes May Be Converted.”

Treatment of Interest upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “— Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:
•
the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•
the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:
•
if we have specified a redemption date that is after such regular record date and on or before the corresponding interest payment date (or, if such interest payment date is not a business day, the business day immediately after such interest payment date);

•
if such conversion date occurs after the regular record date immediately before the maturity date;

•
if we have specified a “fundamental change repurchase date” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the corresponding interest payment date (or, if such interest payment date is not a business day, the business day immediately after such interest payment date); or

•
to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.
When the Notes May Be Converted
Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.
Neither the trustee, the conversion agent (if other than the trustee) nor any other agent shall have any obligation to (i) monitor the price of the common stock, make any calculation or determine whether the notes may be surrendered for conversion or (ii) notify us, the depositary or any noteholder if the notes have become convertible.
Conversion upon Satisfaction of Common Stock Sale Price Condition
Prior to the close of business on the business day immediately preceding the “free convertibility date” (as defined below under the caption “— Definitions”), a noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of our common stock for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by us in good faith.
Conversion upon Satisfaction of Note Trading Price Condition
Prior to the close of business on the business day immediately preceding the free convertibility date, a noteholder may convert its notes during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “— Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent’s obligation to make a trading price determination. We refer to the condition described in the immediately preceding sentence as the “trading price condition.”
The trading price will be determined by the bid solicitation agent as described below and the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.
We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.
Conversion upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the business day immediately preceding the free convertibility date, we elect to:
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distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights or similar plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the declaration date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such declaration date (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “— Conversion Rate Adjustments — Generally” below); or

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distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders, the trustee and the conversion agent (if other than the trustee) at least 45 scheduled trading days before the “ex-dividend date” (as defined below under the caption “— Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place.
Certain Corporate Events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “— Effect of Common Stock Change Event”) occurs prior to the close of business on the business day immediately preceding the free convertibility date (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date). No later than the business day following such effective date, we will send notice to the noteholders, the trustee and the conversion agent (if other than the trustee) of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the business day following the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the business day following the effective date to, but excluding, the date we provide the notice.
Conversion upon Redemption
If we call all or any notes for redemption and the redemption notice date occurs before the free convertibility date, then the holder of any such note called for redemption may, subject to the depositary procedures, convert such note called for redemption (including, for the avoidance of doubt, any note deemed to be called for redemption pursuant to the sixth paragraph under the caption “— Optional Redemption”) at any time before the close of business on the business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).
Conversions During Free Convertibility Period
A noteholder may convert its notes at any time from, and including, the free convertibility date until the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:
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comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

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if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest upon Conversion”; and

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if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note or a global note with conversions processed outside of DTC, the holder of such note must:

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complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

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deliver such note to the conversion agent (at which time such conversion will become irrevocable);

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furnish any endorsements and transfer documents that we, the trustee or the conversion agent may require;

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if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest upon Conversion”; and

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if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “— Definitions”) and before the close of business on a day that is a business day.
If a holder submits a note for conversion, we will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name, in which case the holder will pay that tax or duty.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date,” subject to the provision described in the last sentence under the caption “— Settlement upon Conversion — Delivery of the Conversion Consideration.”
If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent such notice is withdrawn in accordance with the procedures described below.
Settlement upon Conversion
Generally
Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our common stock, together, if applicable, with cash in lieu of any fractional share of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an “observation period” (as defined below under the caption “— Definitions”) consisting of 40 “VWAP trading days” (as defined below under the caption “— Definitions”).
Settlement Method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after the free convertibility date will be settled using the same settlement method, and we will send notice of such settlement method to noteholders, the trustee and conversion agent (if other than the trustee) no later than the open of business on the free convertibility date. If we elect a settlement method for a conversion with a conversion date that occurs before the free convertibility date, then we will send notice of such settlement method to the converting noteholder, the trustee and the conversion agent (if other than the trustee) no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date; and (ii) if the related redemption date is on or after the free convertibility date, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after the free convertibility date.
If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable “specified dollar amount” (as defined below under the caption “— Definitions”), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle conversions through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes.
The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method by sending written notice of the new default settlement method to the noteholders, the trustee and the conversion agent (if other than the trustee). In addition, we may, by written notice to the noteholders, the trustee and the conversion agent (if other than the trustee) irrevocably fix the settlement method, to any settlement method that we are then permitted to elect, that will apply to all note conversions with a conversion date that is on or after the date we send such notice. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “— Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
Consideration Due upon Conversion
The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
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if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

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if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; or

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if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
Delivery of the Conversion Consideration
Except as described below under the captions “— Conversion Rate Adjustments” and “— Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion no later than the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the second business day immediately before the maturity date.
When Converting Noteholders Become Stockholders of Record
The person in whose name the certificate for (or book-entry representing) any share of common stock is registered on the books of the Company or its transfer agent upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement. Upon a conversion of any notes, such person will no longer be a holder of such notes surrendered for conversion.
Conversion Rate Adjustments
Generally
The conversion rate will be adjusted from time to time by us (without duplication) for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands (i.e., divided by $1,000)) of notes held by such noteholder on such date.
(1)
Stock Dividends, Splits and Combinations.   If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:
CR0
=
the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1	= the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0
=
the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	= the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provision described in the preceding sentence will become effective at the time set forth in the definition of CR1 above. If any dividend or distribution of the type described in this paragraph (1) is declared, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect had such dividend or distribution not been declared.
(2)
Rights, Options and Warrants.   If we distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights or similar plan, as to which the provisions described below in paragraph (3)(a) and under the caption “— Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the declaration date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such declaration date, then the conversion rate will be increased based on the following formula:

where:
CR0	= the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	= the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	= the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	= the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y
=
a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such declaration date.

For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provision described in the preceding sentence will become effective at the time set forth in the definition of CR1 above. To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this paragraph (2) and the provisions described above under the caption “— When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by our board of directors.

(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other than Spin-Offs.   If we distribute shares of our “capital stock” (as defined below under the caption “— Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “— The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•
rights issued or otherwise distributed pursuant to a stockholder rights or similar plan, except to the extent provided below under the caption “— Stockholder Rights Plans”;

•
spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•
a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

•
a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply

(such shares of capital stock, evidences of indebtedness, or other assets or property, or rights, options or warrants to acquire our capital stock or other securities, the “distributed property”), then the conversion rate will be increased based on the following formula:
where:
CR0	= the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	= the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP
=
the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV
=
the fair market value (as determined by our board of directors), as of the open of business such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, distributed property distributed per share of our common stock pursuant to such distribution.

Notwithstanding the foregoing, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms on which holders of our common stock receive the distributed property, the amount and kind of distributed property that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provisions described above in this paragraph (3)(a) will become effective at the time set forth in the definition of CR1 above.
To the extent such distribution is not so paid or made, the conversion rate will be readjusted, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.

(b)
Spin-Offs.   If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to a “subsidiary” (as those terms are defined below under the caption “— Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:
CR0	= the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;
CR1	= the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV
=
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	= the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provision described in the preceding sentence will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted, effective as of the date our board of directors determines not to make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)
Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:
CR0	= the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	= the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	= the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D	= the cash amount distributed per share of our common stock in such dividend or distribution.
Notwithstanding the foregoing, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provision described in this paragraph (4) will become effective at the time set forth in the definition of CR1 above. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted, effective as of the date our board of directors determines not to make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(5)
Tender Offers or Exchange Offers.   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, and the value (determined as of the expiration time by our board of directors) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:
CR0	= the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” for such tender or exchange offer;
CR1	= the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC
=
the fair market value (determined by our board of directors), as of the time such tender or exchange offer expires (the “expiration time”), of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0
=
the number of shares of our common stock outstanding immediately before the expiration time (including, for the avoidance of doubt, all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1
=
the number of shares of our common stock outstanding immediately after the expiration time (excluding, for the avoidance of doubt, all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	= the average of the last reported sale prices per share of our common stock over the tender/exchange offer valuation period;
For the avoidance of doubt, each adjustment to the conversion rate made pursuant to the provision described in the preceding sentence will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
Notwithstanding any other provision described herein, we will not be required to adjust the conversion rate except as described above or below under the caption “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
•
except as otherwise described above, the issuance or sale of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or rights to purchase shares of our common stock or such convertible or exchangeable securities;

•
the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•
the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•
the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of ours outstanding as of the date we first issue the notes;

•
the repurchase of shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in paragraph (5) above;

•
solely a change in the par value of our common stock; or

•
accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally,” we will promptly send written notice to the noteholders, with a copy to the trustee and conversion agent (if other than the trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Whenever the conversion rate is adjusted as herein provided, we will promptly file with the trustee (and the conversion agent if not the trustee) an officers’ certificate setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the trustee (and conversion agent) shall have received such officers’ certificate, neither the trustee nor the conversion agent shall be deemed to have knowledge of any adjustment of the conversion rate and may assume without inquiry that the last conversion rate of which it has knowledge is still in effect. Failure to file such certificate shall not be a default hereunder.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.
Tax Considerations
A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. In addition, if we or other applicable withholding agent are required by law to withhold or deduct applicable taxes (including backup withholding) on behalf of a holder or beneficial owner, then we or such withholding agent, as applicable, may withhold from or set off against payments of cash or the delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. Any amounts so deducted or withheld by us or other applicable withholding agent shall be treated as having been paid to the holder or beneficial owner for all purposes of the indenture and shall be paid over to a governmental authority in accordance with applicable law. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”
The Deferral Exception
If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) the free convertibility date. We refer to our ability to defer adjustments as described above as the “deferral exception.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
•
a note is to be converted pursuant to physical settlement or combination settlement;

•
the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;
•
the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

•
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Notwithstanding anything to the contrary, if:
•
a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally”;

•
a note is to be converted pursuant to physical settlement or combination settlement;

•
the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•
the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

•
such shares would be entitled to participate in such dividend or distribution,

then (x) such conversion rate adjustment will not be given effect for such conversion (in the case of physical settlement) or for such VWAP trading day (in the case of combination settlement); and (y) the shares of common stock, if any, issuable upon such conversion (in the case of physical settlement) or issuable with respect to such VWAP trading day (in the case of combination settlement) based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution.
Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights or similar plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights or similar plan, unless such rights have separated from our common stock at such time in accordance with the provisions of the applicable plan in a manner such that noteholders would not be entitled to receive such rights in respect of our common stock, if any, issuable upon conversion of the notes, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Conversion Rate Adjustments — Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan.
Calculations
All calculations and other determinations under “— Conversion Rate Adjustments — Generally” will be made by us and will be made to the nearest 1/10,000th of a share.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “— Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “— Definitions”) and the “stock price” (as defined below under the caption “— Definitions”) of such make-whole fundamental change:
	Stock Price
Make-Whole Fundamental Change Effective Date	$18.00	$20.00	$23.40	$25.00	$30.42	$40.00	$50.00	$60.00	$75.00	$100.00	$125.00	$175.00	$225.00
May 14, 2020	12.8205	11.2575	8.6821	7.7776	5.6114	3.5760	2.4922	1.8590	1.2907	0.7765	0.4882	0.1713	0.0000
May 15, 2021	12.8205	10.9790	8.2671	7.3308	5.1364	3.1638	2.1650	1.6020	1.1093	0.6710	0.4262	0.1564	0.0000
May 15, 2022	12.8205	10.5920	7.7184	6.7480	4.5385	2.6693	1.7866	1.3118	0.9084	0.5542	0.3561	0.1358	0.0000
May 15, 2023	12.8205	10.0945	7.0132	6.0032	3.7965	2.0900	1.3634	0.9967	0.6943	0.4294	0.2794	0.1105	0.0000
May 15, 2024	12.8205	9.4280	6.0538	4.9976	2.8429	1.4153	0.9038	0.6658	0.4719	0.2974	0.1959	0.0802	0.0000
May 15, 2025	12.8205	8.4400	4.5662	3.4660	1.5516	0.6668	0.4366	0.3332	0.2425	0.1554	0.1033	0.0437	0.0000
May 15, 2026	12.8205	7.2650	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
•
if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•
if the stock price is greater than $225.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “— Adjustment of Stock Prices and Number of Additional Shares”), or less than $18.00 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 55.5555 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “— Optional Redemption.”
As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “— Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted as of each time when the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
Notice of Make-Whole Fundamental Change
We will notify noteholders of each make-whole fundamental change occurring pursuant to clause (i) of the definition of such term no later than the business day following the effective date of such make-whole fundamental change. We will notify in writing noteholders, the trustee and the conversion agent (if other than the trustee) of each make-whole fundamental change occurring pursuant to clause (ii) of the definition of such term in the manner described above under the caption “— Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
Effect of Common Stock Change Event
Generally
If there occurs any:
•
recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•
consolidation, merger, combination or binding or statutory share exchange involving us;

•
sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•
other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,
•
from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “— Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “— Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the terms “common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;
•
if such reference property unit consists entirely of cash, then (i) the consideration due upon conversion of each $1,000 principal amount of notes will be solely cash in an amount equal to the conversion rate in effect on the conversion date for such conversion, multiplied by the amount of cash constituting the reference property unit; and (ii) we will pay the cash due upon such conversions no later than the second business day after such conversion date; and

•
for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify in writing the noteholders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “— Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
Substantially concurrently with or prior to the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture pursuant to the terms of the indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.
Notice of Common Stock Change Event
We will provide written notice of each common stock change event to noteholders, the trustee and the conversion agent (if other than the trustee) no later than the business day following the effective date of the common stock change event.
Exchange in Lieu of Conversion
Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send written notice of such election to the holder of such note, the trustee and the conversion agent (if other than the trustee) before the close of business on the business day (or, if cash settlement or combination settlement applies to such conversion, the second business day) immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so (except as may be otherwise agreed by such institution and such holder). We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.
Equitable Adjustments to Prices
Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will (in our good faith determination) make appropriate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption “— Conversion Rights — Conversion Rate Adjustments — Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
The description below under this section titled “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” will apply to the notes notwithstanding anything to the contrary described in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.
The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. The fundamental change repurchase date will be subject to postponement to the extent necessary to comply with the applicable tender offer rules under the Exchange Act.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded on or before the fundamental change repurchase date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to the notes).
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder, the trustee and the conversion agent (if other than the trustee) written notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the fundamental change notice.

Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a written notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law) and must otherwise comply with the depositary procedures in the case of a global note.
The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may, subject to the depositary procedures, withdraw that notice by delivering a written withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the trustee (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a default of those obligations.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased such note.
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See “Risk Factors — Risks Related to the Notes and This Offering — Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.”
Furthermore, holders will not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” in circumstances involving a change in the composition of our board, unless such change is in connection with a fundamental change or a make-whole fundamental change, as applicable, as described herein.

The definition of fundamental change includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors — Risks Related to the Notes and This Offering — We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness may limit our ability to repurchase the notes or pay cash upon their conversion.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture, which may cause a cross-default under our current or future debt instruments, permitting the holders of the debt outstanding thereunder to accelerate such debt. The credit agreement governing our revolving credit facility, term loan A facility and term loan b-1 facility has, and we may in the future incur other indebtedness with similar or other, change-in-control provisions permitting the holders thereof to accelerate or to require us to repurchase such indebtedness upon the occurrence of change-in-control events or on some specific dates.
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “— Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
•
the resulting, surviving or transferee person is us or, if not us, is (a) a corporation or (b) a limited liability company or limited partnership, in each case organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such person described in clause (a) or (b), the “successor entity”), provided that in the case of clause (b), (x) if such limited liability company or limited partnership is not treated as a corporation for U.S. federal income tax purposes, we will have received an opinion of a nationally recognized tax counsel to the effect that such transaction or series of related transactions will not be treated as an exchange under Section 1001 of the Code for the holders or beneficial owners of the notes and (y) such limited liability company or limited partnership shall be a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation existing under the laws of the United States of America, any State thereof or the District of Columbia and the reference property underlying the notes shall consist of cash and/or common stock of such corporation, and in each case if such person is not us, expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•
immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default
For purposes of the notes, the description below under this section titled “— Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
Generally
An “event of default” means the occurrence of any of the following:
(1)
a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)
a default for 30 days in the payment when due of interest on any note;

(3)
our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion upon Specified Corporate Events”;

(4)
a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence;

(5)
a default in our obligations described above under the caption “— Consolidation, Merger and Asset Sale”;

(6)
a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after written notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)
a default by us or any of our “significant subsidiaries” (as defined below under the caption “— Definitions”) with respect to one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000.00 (or its foreign currency equivalent) in the aggregate of ours or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created (i) resulting in such indebtedness becoming or being declared due and payable before its stated maturity or (ii) constituting a failure to pay the principal of, or premium or interest on, any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such default has not been rescinded or annulled or such failure to pay has not been cured or waived, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;

(8)
one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $50,000,000.00 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance or indemnity), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)
certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration
If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to one or more significant subsidiaries of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice on the part of the trustee or any noteholder. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to one or more significant subsidiaries of ours) occurs and is continuing, then, except as described below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by written notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by written notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.
Noteholders of a majority in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a “default” (as defined below under the caption “— Definitions”) that would (after notice, passage of time or both) lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Notice of Defaults
Within 30 days of our becoming aware of the occurrence of any default or event of default, we will notify the trustee of such default or event of default, setting forth what action we are taking or propose to take with respect thereto. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 10 business days) after it becomes known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.
Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
•
such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•
noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•
such noteholder(s) offer and provide to the trustee security and indemnity satisfactory to the trustee against any loss, cost, liability or expense to the trustee that may result from the trustee’s following such request;

•
the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•
during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption “— Modification and Amendment,” the right of each holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that the trustee determines may be unduly prejudicial to the rights of other noteholders (it being understood that the trustee shall not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to any other holder) or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, cost, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “— Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.
Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.
To make the election to pay special interest as described above, we must provide notice of such election to the trustee and the noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “— Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Common Stock, Preferred Stock, Depositary Shares and Debt Securities.”
We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
•
reduce the principal, or change the stated maturity, of any note;

•
reduce the redemption price or fundamental change repurchase price for any note or change in any manner adverse to any holder the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

•
reduce the rate, or extend the stated time for the payment, of interest on any note;

•
make any change that adversely affects the conversion rights of any note, except as otherwise permitted by the indenture;

•
impair the absolute rights of any holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor;

•
change the ranking of the notes;

•
make any note payable in money other than that stated in the indenture or the note or make the note payable at a place of payment outside of the continental United States;

•
reduce the percentage in aggregate principal amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•
make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:
•
cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•
add guarantees with respect to our obligations under the indenture or the notes;

•
secure the notes;

•
add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•
provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “— Consolidation, Merger and Asset Sale”;

•
enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “— Conversion Rights — Effect of Common Stock Change Event” in connection with a common stock change event;

•
irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion Rights — Settlement upon Conversion — Settlement Method”;

•
evidence or provide for the acceptance of the appointment of a successor trustee;

•
conform the provisions of the indenture and the notes to this “Description of Notes” section, as supplemented by the related pricing term sheet;

•
provide for or confirm the issuance of additional notes pursuant to the indenture;

•
provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof)

that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;
•
increase the conversion rate as provided in the indenture;

•
comply with any requirement of the SEC in connection with any qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

•
make any other change to the indenture or the notes that does not adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports
We will send or otherwise make available to the trustee and noteholders copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee and the noteholders at the time such report is so filed via the EDGAR system (or such successor).
Delivery of the reports referred to in the preceding paragraph to the trustee is for informational purposes only, and the trustee’s receipt of those reports will not constitute constructive notice of any information contained therein (as to which the trustee will be entitled to conclusively rely on an officer’s certificate). The trustee will have no liability or responsibility for the filing, timelines, or content of such reports.
Discharge
Subject to the terms of the indenture, our obligations under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable and have delivered to the trustee an opinion of counsel and officer’s certificate as required under the indenture.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the notes and the conversion rate. Neither the trustee, the paying agent, the registrar nor the conversion agent will have any liability or responsibility for any calculation under the indenture or in connection with the notes, for any information used in connection with such calculation or any determination made in connection with a conversion. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.
Trustee
The trustee under the indenture is Wells Fargo Bank, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing. Similarly, notices provided to us by the holder of any global note through the depositary procedures will be deemed to have been properly sent to us in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Close of business” means 5:00 p.m., New York City time.

“Common stock” means the common stock of the Company, par value $0.01 per share, as of the date the notes are first issued, subject to the provisions described above under the caption “— Conversion Rights — Effect of Common Stock Change Event.”
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means 42.7350 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “— Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-40th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.
“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PENN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.
“Depositary procedures” means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“DTC” means The Depository Trust Company.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question (including pursuant to due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Free convertibility date” means February 15, 2026.

“Fundamental change” means any of the following events:
(i)
a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii)
the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any share exchange, exchange offer, tender offer, consolidation or merger of us, or other similar transaction or series of related transactions, in each case pursuant to which all of our common stock is exchanged for, converted into, acquired for, or constitutes the right to receive, other securities, cash or other property; provided, however, that any share exchange, exchange offer, tender offer, consolidation or merger of us, or other similar transaction or series of related transactions, pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)
our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)
our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock, ordinary shares or other common equity interests listed (or depositary receipts representing shares of common stock, ordinary shares or other common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.
“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may include any of the underwriters.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “— Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “— Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.
“Make-whole fundamental change conversion period” has the following meaning:
(i)
in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date); and

(ii)
in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.
“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Maturity date” means May 15, 2026.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before the free convertibility date, the 40 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling such note for redemption and before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after the free convertibility date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.
“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “— Optional Redemption.”
“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “— Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC or its nominee.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
•
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form, except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a noteholder under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest).
Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
•
DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•
an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•
we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF COMMON STOCK
The summary of the general terms and provisions of the Company’s common stock set forth below does not purport to be complete and is subject to and qualified by reference to the Articles and Fourth Amended and Restated Bylaws (the “Bylaws,” and together with the Articles, the “Charter Documents”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part. For additional information, please read the Company’s Charter Documents and the applicable provisions of the PBCL.
Description of Common Stock
Authorized Common Stock.   The Company is authorized under the Articles to issue 200,000,000 shares of common stock, par value $0.01 per share. The outstanding shares of the Company’s common stock are fully paid and nonassessable.
Voting Rights.   Except as otherwise provided in the Charter Documents or by law, the holders of common stock have the exclusive voting power, and every holder of common stock is entitled to one vote for every share of common stock standing in the name of the shareholder on the Company’s books. Except as otherwise provided in the PBCL or the Charter Documents, whenever any corporate action is to be taken by vote of the shareholders of the Company, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. The shareholders of the Company may act only at a duly organized meeting.
Dividend Rights.   Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation Rights.   In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company’s common stock are entitled to share ratably in all assets remaining after the payment of all of the Company’s liabilities and subject to the liquidation preferences of any outstanding preferred stock.
Other Rights and Preferences.   The Company’s common stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The rights and preferences of holders of the Company’s common stock are subject to the rights of any series of preferred stock that the Company may issue.
Listing.   The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol “PENN”.
Certain Anti-Takeover Provisions
Potential Issuances of the Company’s Preferred Stock.   The Company is authorized under the Articles to issue 1,000,000 shares of preferred stock, 5,000 of which are designated Series D Convertible Preferred Stock. Each 1/1,000th of a share of non-voting Series D Convertible Preferred Stock is convertible into one share of common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any additional series of preferred stock that the Company may designate and issue in the future. The Articles also authorize our Board of Directors to establish, from the authorized but unissued shares, one or more series of the shares of preferred stock and to determine, with respect to any such series of the Company’s preferred shares, the terms and rights of such series, including, for example, the designation, the number of shares, the dividend rate of the shares, the right, if any, of the Company to redeem shares, the voting power, if any, the obligation, if any, of the Company to retire shares, the terms and conditions, if any, upon which shares shall be convertible into or exchangeable for shares of stock of any other class or classes, and any other rights, preferences or limitations of the shares of such series.
The authorized shares of the Company, including shares of preferred stock and common stock, will be available for issuance without further action by the Company’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals at Annual Meetings.    The Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual meetings of Penn National’s shareholders (the “Shareholder Notice Procedure”).
Nominations for election to our Board of Directors may be made at an annual meeting, or at a special meeting at which directors are to be elected, only by or at our Board of Directors’ direction or by a shareholder who has complied with the Shareholder Notice Procedure. The Bylaws require a written notice of a shareholder nomination which sets forth certain information with respect to each proposed nominee and the shareholder giving notice of a nomination.
The Shareholder Notice Procedure requires that written notice of nominations or proposals for substantive business must be received by Penn National not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that nothing in the Bylaws affects any rights of shareholders to request inclusion of proposals in Penn National’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Provisions Relating to the Election of the Company’s Board of Directors.   Under the Articles, shareholders are entitled to only one vote for each share held in all elections for directors. In addition, under the Bylaws, our Board of Directors is divided into three classes, the members of which are elected for staggered terms. Each year, the term of office of at least one class will expire. Directors are elected by a plurality of votes cast. In addition, each director must meet the suitability requirements set forth in the Bylaws.
Removal of Company Directors.   Under the Charter Documents, subject to the rights of any class or series of stock having preference over the common stock as to dividends, upon liquidation or to elect directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Amendment of the director removal provision requires the affirmative vote of seventy-five percent (75%) of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, pursuant to the Articles.
Director Vacancies.   Under the Bylaws, newly created directorships resulting from any increase in the number of directors and any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other case may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our Board of Directors, and directors appointed in this manner will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified.
Amendment to Articles.   Any amendment to the Articles requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote, except for amendments on matters specified in Section 1914(c) of the PBCL that do not require shareholder approval and except for amendment of the director removal provision, which requires the affirmative vote of 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, pursuant to the Articles.
Amendment to Bylaws.   The Bylaws provide that the Bylaws may be amended or repealed, or new bylaws may be adopted, either: (1) upon receiving at least 75% of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon; (2) in the event that the proposed Bylaw amendment, repeal or adoption has been proposed by a majority of the directors, upon receiving a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon; or (3) by our Board of Directors.

Forum for Adjudication of Disputes.   The Bylaws designate the state and federal courts located within Berks County in the Commonwealth of Pennsylvania as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between or among the Company and its officers, directors, and shareholders, unless the Company consents in writing to the selection of an alternative forum.
Special Meeting of Company Shareholders.   The Charter Documents do not contain a provision permitting shareholders to call a special meeting.
Shareholder Action by Written Consent.   The Charter Documents do not contain a provision permitting action by written consent of the shareholders.
Pennsylvania Anti-Takeover Statutes.   Under Section 1715 of the PBCL, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of our Board of Directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction.
Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. Penn has not opted-out of any of such statutes.
Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the corporation.
Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, or to a one-step merger.
Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.
Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquirer, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.
Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such 18-month period or within 24 months before such period. A controlling person or group is a person or group that has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.
Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.
Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control share approval.

CONCURRENT COMMON STOCK OFFERING
Concurrently with the Notes Offering, we are conducting a public offering of 16,666,667 common shares (or 2,500,000 additional common shares from us at the public offering price, less the underwriting discount, if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full). Neither the completion of the Notes Offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common shares to be issued in the Concurrent Common Stock Offering.
Jay Snowden, our President, Chief Executive Officer and a member of our Board, David Handler, our Chairman of the Board, and Jane Scaccetti, a member of our Board, have indicated their preliminary interest in purchasing approximately 27,777, 27,777 and 2,777 common shares, respectively, in the Concurrent Common Stock Offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters in the Concurrent Common Stock Offering may determine to sell more, fewer or no shares in the Concurrent Common Stock Offering to Mr. Snowden, Mr. Handler or Ms. Scaccetti, or any of them may determine to purchase more, fewer or no shares in the Concurrent Common Stock Offering. The underwriters in the Concurrent Common Stock Offering will receive the same underwriting discount on any common shares purchased by Mr. Snowden, Mr. Handler or Ms. Scaccetti as they will on any other common shares sold to the public in the Concurrent Common Stock Offering.
See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Common Stock Offering.

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on common shares. Any future determination to pay dividends to holders of our common shares will be at the discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in debt agreements and other factors that our Board of Directors deems relevant.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization at March 31, 2020 on an adjusted basis to give effect to (i) the completion of the Notes Offering (assuming no exercise of the underwriters’ over-allotment option to purchase additional notes) after deducting the underwriting discounts and commissions and our estimated aggregate offering expenses; and (ii) the Concurrent Common Stock Offering (assuming no exercise of the underwriters’ option to purchase additional shares of common stock within the Concurrent Common Stock Offering) assuming a public offering price of $18.00 per share of common stock, after deducting the underwriting discounts and commissions and estimated aggregate offering expenses, assuming the Concurrent Common Stock Offering is consummated.
The information in the table below is illustrative only, and our capitalization following the completion of the Notes Offering and the Concurrent Common Stock Offering, if it is completed, will depend on the final terms of each offering. Moreover, because the completion of the Notes Offering is not contingent on the completion of the Concurrent Common Stock Offering, you should not assume that the Concurrent Common Stock Offering, as reflected in the as adjusted column in the table below, will take place.
This should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, related notes and other financial information, which are incorporated by reference herein.
	As of March 31, 2020
(in millions, except share and per share data)	Actual	As Adjusted
Cash and cash equivalents(1)	$730.7	$1,309.7
Debt(2)
Senior Secured Credit Facilities
Revolving credit facility due 2023	$670.0	$670.0
Term loan A facility due 2023	663.4	663.4
Term loan B-1 facility due 2025	1,114.7	1,114.7
Total Senior Secured Credit Facilities	2,448.1	2,448.1
5.625% notes due 2027	400.0	400.0
Other long-term obligations	80.8	80.8
Convertible Notes offered hereby(3)(4)	—	300.0
Total debt	2,928.9	3,228.9
Stockholders’ equity
Series B Preferred stock ($0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding)	—	—
Series C Preferred stock ($0.01 par value, 18,500 shares authorized, no shares issued and outstanding)	—	—
Series D Preferred stock ($0.01 par value, 5,000 shares authorized, 883 shares issued and outstanding)	23.1	23.1
Common stock ($0.01 par value, 200,000,000 shares authorized, 118,961,115 and 116,793,722 shares issued and shares outstanding, respectively), Actual; ($0.01 par value, 200,000,000 shares authorized, 135,627,782 and 133,460,389 shares issued and shares outstanding, respectively), As Adjusted	1.2	1.3
Treasury stock, at cost, (2,167,393 shares held)	(28.4)	(28.4)
Additional paid-in capital	1,728.9	2,016.0
Retained earnings (accumulated deficit)	(446.4)	(446.4)
Total Penn National stockholders’ equity	1,278.4	1,565.6
Non-controlling interest	(0.8)	(0.8)
Total stockholders’ equity	$1,277.6	$1,564.8
Total capitalization	$4,206.5	$4,793.7

(1)
Cash and cash equivalents includes (i) the net proceeds associated with this Notes Offering; and (ii) the net proceeds associated with the Concurrent Common Stock Offering.

(2)
Debt amounts presented without deduction for current maturities or unamortized (i) debt discounts; and (ii) debt issuance costs.

(3)
Assumes no exercise of the underwriters’ option to purchase an additional $45 million of aggregate principal amount of notes.

(4)
The amounts shown in the table above for the notes represent their principal amount. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the notes, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes. We expect to record the amount of the equity component as an increase to additional paid-in capital in the shareholders’ equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of material U.S. federal income tax considerations with respect to the purchase, ownership, disposition of and conversion of the notes and ownership and disposition of any common stock received on conversion thereof applicable to U.S. Holders and Non-U.S. Holders (each as defined below). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, each as in effect on the date hereof. These authorities are subject to change and differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of notes or shares of our common stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is includible in gross income for U.S. federal income purposes regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of notes or shares of our common stock that is not a U.S. Holder and that is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
This discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (the first price at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes or shares of our common stock received upon their conversion as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations relevant to subsequent purchasers of notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a beneficial owner in light of that beneficial owner’s particular circumstances or that may be applicable to beneficial owners subject to special treatment under U.S. federal income tax laws, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
tax-exempt entities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
entities or arrangements treated as partnerships for U.S. federal income tax purposes or other “flow-through” entities and investors therein;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect mark-to-market treatment;

•
real estate investment trusts or regulated investment companies;

•
certain former citizens or long-term residents of the United States;

•
persons required under Section 451(b) of the Code to conform to the timing of income accruals with respect to the notes or any common stock received on conversion thereof to their financial statements;

•
holders who hold the notes or our common stock as part of a straddle, hedge, conversion transaction, constructive sale, or other integrated security transaction; or

•
holders deemed to sell the notes or our common stock under the constructive sale provisions of the Code.

In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto) or U.S. state, local or non-U.S. taxes. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations with respect to acquiring, holding, disposing of and conversion of the notes and holding and disposing of any shares of our common stock. We believe we are not, and do not anticipate becoming, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) for U.S. federal income tax purposes , and the following discussion assumes that we are not, and will not become, a USRPHC.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes or our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partnerships and partners in such partnerships should consult their tax advisors.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP, DISPOSITION OF AND CONVERSION OF THE NOTES OR THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, DISPOSITION OF AND CONVERSION OF THE NOTES AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS.
Tax Considerations for U.S. Holders
Contingent Payment Debt Instruments
In certain circumstances, we may be required to make payments in excess of stated principal and interest on the notes (see “Description of Notes — Events of Default”). The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess amounts if there is only a remote chance, as of the date the notes are issued, that such payments will be made. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Our determination that the notes are not contingent payment debt instruments, while not binding on the IRS, is binding on U.S. Holders unless they disclose their contrary position in the manner required by applicable Treasury regulations. However, the IRS may take a position contrary to our position. If the IRS successfully challenged our position and the notes were treated as contingent payment debt instruments, U.S. Holders would be required to accrue interest income at a higher rate than the notes’ stated interest rate, regardless of the U.S. Holder’s method of accounting, to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note, and to treat the entire amount of gain realized upon conversion of a note as taxable ordinary income. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Payments of Interest
Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

If the notes’ principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. It is anticipated, and this discussion assumes, that the notes will not be issued with original issue discount equal to or greater than the statutory de minimis amount.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
A U.S. Holder will generally recognize gain or loss upon the sale, exchange (including an exchange with a designated financial institution in lieu of conversion (as discussed in “Conversion of Notes — Exchange in Lieu of Conversion”)), redemption, or other taxable disposition of a note equal to the difference, if any, between (1) the amount realized on such disposition and (2) the U.S. Holder’s adjusted tax basis in the note. The amount realized will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, redemption or other taxable disposition. To the extent that any portion of the amount realized on a sale, exchange, redemption or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will not be included in the amount realized but will instead be treated in the same manner as discussed above under “— Payments of Interest” to the extent not previously included in income by the U.S. Holder. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount it paid for that note, increased by amount of any deemed distribution included in income as discussed below under “— Constructive Distributions.” Any such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if, at the time of such transaction, the U.S. Holder’s holding period for the note exceeds one year. Long-term capital gains of certain non-corporate U.S. Holders (including individuals) currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.
Conversion of Notes
Upon conversion of the notes, we may deliver solely shares of our common stock, cash, or a combination of cash and shares of our common stock at our election, as described above under “Description of Notes — Conversion Rights — Settlement upon Conversion.”
Conversion into Common Stock.   Generally, a U.S. Holder will not recognize any gain or loss on the conversion of the notes solely into shares of common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “— Exchange in Lieu of Conversion” below), other than with respect to any cash received in lieu of a fractional share of common stock, which will be treated as described below under “— Fractional Shares,” and other than common stock attributable to accrued and unpaid interest, which will be taxable as ordinary interest income as discussed above under “— Payments of Interest” to the extent not previously included in income by the U.S. Holder.
A U.S. Holder’s tax basis in the shares of common stock received (including any fractional share received) upon a conversion of the notes (other than common stock attributable to accrued and unpaid interest, the tax basis of which will equal its fair market value) will be equal to such U.S. Holder’s adjusted tax basis in the note that was converted.
A U.S. Holder’s holding period for the shares of common stock received upon conversion of a note generally will include the period during which the U.S. Holder held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt.
Conversion into Cash.   If we deliver solely cash upon a conversion, a U.S. Holder’s gain or loss will be determined in the same manner as if such U.S. Holder disposed of the notes in a taxable disposition (as discussed under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).
Conversion into a Combination of Common Stock and Cash.   The U.S. federal income tax treatment of the conversion of a note into a combination of cash and common stock (excluding an exchange with a designated financial institution in lieu of conversion, the consequences of which are described below in “— Exchange in Lieu of Conversion”) is unclear and subject to different characterizations, and U.S. Holders should consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a recapitalization.
Treatment as a Recapitalization.   We intend to take the position that the notes are securities for U.S. federal income tax purposes and, as a result, to treat the conversion as a recapitalization of the notes in exchange for our common stock and cash. Under such circumstances, a U.S. Holder would recognize gain, but not loss, equal to the lesser of (1) the excess of the sum of the fair market value of the common stock and the amount of cash received (other than amounts of cash or stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as discussed above under “— Payments of Interest” to the extent not previously included in income by the U.S. Holder) over the U.S. Holder’s adjusted tax basis in the note, and (2) the amount of cash received by such U.S. Holder (excluding cash paid in lieu of fractional shares, which will be treated as described under “— Fractional Shares,” and cash attributable to accrued interest). Any gain recognized on conversion generally will be capital gain and generally will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.
The tax basis in the shares of common stock received by a U.S. Holder upon a conversion (including any fractional share deemed received), other than common stock received by the U.S. Holder attributable to accrued but unpaid interest, the tax basis of which will equal its fair market value, will be equal to the U.S. Holder’s adjusted tax basis in the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).
A U.S. Holder’s holding period for the shares of common stock received upon conversion of a note generally will include the period during which the U.S. Holder held the note prior to the conversion, except that the holding period of any common stock received by the U.S. Holder with respect to accrued but unpaid interest will commence on the day after the date of receipt.
Alternative Treatment of Conversion as Part Sale and Part Conversion.   If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the redemption of a portion of the note and taxed in the manner discussed under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received upon such a conversion (other than common stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as discussed above under “— Payments of Interest” to the extent not previously included in income by the U.S. Holder) should be treated as received upon a conversion of the other portion of the notes, which generally should not be taxable to the U.S. Holder. In that case, a U.S. Holder’s adjusted tax basis in the note should generally be allocated pro rata between our common stock received and the portion of the note that is treated as redeemed for cash based on the fair market value of our common stock and the cash. A U.S. Holder’s holding period for the shares of common stock received in the conversion should include the U.S. Holder’s holding period for the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received. U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion, including any alternative treatments.
Fractional Shares.   Cash received by a U.S. Holder upon conversion in lieu of a fractional share of our common stock will be treated as a payment in exchange for such fractional share. Generally, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the U.S. Holder’s adjusted tax basis in the note (computed as described above) that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
Exchange in Lieu of Conversion
If a U.S. Holder surrenders notes for conversion, we may direct the notes to be offered to a financial institution for exchange in lieu of conversion, as described under “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion.” In such case, the U.S. Holder will be taxed on the transfer as a sale or exchange of the notes, as described under “— Sale, Exchange, Redemption or Other Taxable

Disposition of Notes.” In such case, the U.S. Holder’s tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. Holder’s holding period in the common stock received will begin on the day after the date of the exchange.
Constructive Distribution
In the event the conversion rate of the notes is adjusted, U.S. Holders who hold notes may be deemed to have received a constructive distribution if the adjustment has the effect of increasing such U.S. Holders’ proportionate interests in our assets or earnings and profits. In addition, the failure to provide for an adjustment may also result in a deemed distribution to U.S. Holders who hold notes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments provided under the terms of the notes (including, without limitation, adjustments in respect of the payments of cash distributions to holders of our common stock or upon a conversion in connection with a make-whole fundamental change) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on our facts at the time, including whether we have paid in the past or will pay in the future distributions on our stock or interest on other convertible debt, a U.S. Holder of note may be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash as a result of such adjustments. Any constructive distribution would be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.
Under rules currently in effect, we are generally required to report the amount of any deemed distribution on our website or to the IRS and to holders of notes not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of a U.S. Holder, and (iv) we are required to report the amount of any constructive distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances. U.S. Holders are urged to consult their tax advisors regarding the potential effects of the proposed regulations on the notes.
Possible Effect of a Change in Conversion Consideration After a Change in Control.   In certain situations, the notes may become convertible or exchangeable into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. Holder, and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax consequences addressed in this discussion.
Common Stock
If we make cash or other property distributions on our common stock received upon conversion of a note (other than certain pro rata distributions of common shares), such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be includible in gross income by a U.S. Holder upon receipt. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations. Dividends paid to certain non-corporate U.S. Holders (including individuals) generally will qualify for taxation at special rates if such U.S. Holders meet certain holding period and other applicable requirements. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted tax basis in the U.S. Holder’s common stock and then, to the extent it exceeds the U.S. Holder’s adjusted tax basis in its common stock, as gain from the sale or exchange of such common stock.
If a U.S. Holder sells or disposes of shares of common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received on the sale or other disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares. This gain or loss generally will be long-term capital gain or loss if the U.S. Holder has owned the common stock for more than one year. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes, distributions on shares of common stock (including constructive distributions deemed paid) and to the proceeds of a sale of a note or shares of common stock received upon conversion thereof unless a U.S. Holder is an exempt recipient, such as a corporation and, if required, the U.S. Holder certifies to that status.
A U.S. Holder generally will be subject to backup withholding (currently at a rate of 24%) on payments of interest on the notes, dividends paid with respect to such U.S. Holder’s shares of our common stock (including constructive distributions deemed paid) or the proceeds of a disposition of a note or shares of common stock unless such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates its exempt status, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Tax Considerations for Non-U.S. Holders
Payments of Interest
In general, subject to the discussion below concerning “effectively connected” interest and backup withholding, the gross amount of payments to a Non-U.S. Holder of interest on the notes that does not qualify for the “portfolio interest exemption” will be subject to U.S. federal withholding tax at a rate of 30%, unless the Non-U.S. Holder is eligible for an exemption from, or reduced rate of, such withholding tax under an applicable income tax treaty and the Non-U.S. Holder provides proper certification of its eligibility for such exemption or reduced rate. The 30% U.S. federal withholding tax will not apply to any payment to a Non-U.S. Holder of interest on the notes under the portfolio interest exemption, provided such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) and the Non-U.S. Holder (1) does not actually or constructively (pursuant to the conversion feature of otherwise) own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) is not a “controlled foreign corporation” with respect to which we are a “related person” (actually or constructively), in each case, within the meaning of the Code, and (3) either (a) provides the Non-U.S. Holder’s name and address on a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), and certifies under penalties of perjury that it is not a U.S. person or (b) owns through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that certifies, under penalties of perjury, that such a form has been received from the Non-U.S. Holder by it or by a financial institution between it and the Non-U.S. Holder.
If a Non-U.S. Holder is engaged in a trade or business in the United States and interest paid on the note constitutes income that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base of such Non-U.S. Holder in the United States), such interest generally will not be subject to U.S. federal withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. Interest payments received by a Non-U.S. Holder that is a corporation and that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Distributions and Constructive Distributions
In general, subject to the discussion below regarding “effectively connected” dividends, the gross amount of any distribution we make to a Non-U.S. Holder with respect to its shares of our common stock received on conversion of a note will be subject to U.S. federal withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the Non-U.S. Holder is eligible for an exemption from, or a reduced rate of, such withholding tax under an applicable income tax treaty and the Non-U.S. Holder provides proper certification of its eligibility for such exemption or reduced rate. As described above, a distribution with respect to shares of our common stock received on conversion of a note will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.
To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock and then, to the extent it exceeds the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the tax treatment described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes or Shares of Common Stock.”
Dividends we pay with respect to our common stock to a Non-U.S. Holder that are effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base of such Non-U.S. Holder in the United States) generally will not be subject to U.S. federal withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. Dividends received by a Non-U.S. Holder that is a corporation and that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
In general, the rules applicable to distributions to Non-U.S. Holders discussed above are also applicable to deemed distributions to Non-U.S. Holders resulting from adjustments to (or the failure to adjust) the conversion rate of the notes, including, without limitations, for cash dividends paid to holders of our common stock. See “— Tax Considerations for U.S. Holders — Constructive Distribution.” Because any constructive dividend a Non-U.S. Holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) may withhold the U.S. federal income tax on such dividend from any amount owed to the Non-U.S. Holder, including, but not limited to, interest payments, cash or shares of common stock otherwise due on conversion, repurchase or maturity of the notes, dividends or sales proceeds subsequently paid or credited to the Non-U.S. Holder or, in some circumstances, other funds or assets of such Non-U.S. Holder.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes or Shares of Common Stock
This disclosure assumes that our common stock is and continues to be regularly traded on an established securities market.
Subject to the discussion below under “— Information Reporting and Backup Withholding,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Non-U.S. Holder’s notes or shares of our common stock received on conversion thereof, including a conversion of notes settled in whole or in part for cash or an exchange with a designated financial institution in lieu of conversion, as discussed in “— Tax Considerations for U.S. Holders — Conversion of Notes” and “— Tax Considerations for U.S. Holders — Exchange in Lieu of Conversion,” unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base of such Non-U.S. Holder in the United States), or (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition or conversion and certain other conditions are met.
Gain described in (i) above generally will be subject to U.S. federal income tax on a net income tax basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. A Non- U.S. Holder that is a corporation and that recognizes gain described in (i) above may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to such effectively connected gain, as adjusted for certain items.
An individual Non-U.S. Holder described in (ii) above will be subject to a flat 30% tax (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the gain from such sale or other disposition or conversion, which may be offset by U.S.-source capital losses, if any, of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Any amounts (including any common stock) that a Non-U.S. Holder receives on the sale, exchange, conversion or other disposition of a note that is attributable to accrued but unpaid interest will not give rise to gain, as described above, but will instead generally be subject to the rules for taxation of interest described above under “— Payments of Interest.”
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the amount of interest and distributions (including deemed dividends) paid to such Non-U.S. Holder and the tax withheld with respect to such interest and distributions. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty.
A Non-U.S. Holder generally will be subject to backup withholding (currently at a rate of 24%) on interest and dividends (including deemed dividends) paid with respect to such Non-U.S. Holder’s notes or shares of our common stock received on conversion thereof unless such holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption.
Information reporting and backup withholding generally are not required with respect to any proceeds from the sale or other disposition of a note or our common stock by a Non-U.S. Holder outside of the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells or otherwise disposes of its notes or shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the Non-U.S. Holder to the IRS and may also be required to backup withhold on such proceeds unless such Non-U.S. Holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption. Information reporting will also apply if a Non-U.S. Holder sells its notes or shares of our common stock through a foreign broker with certain specified connections to the United States, unless such broker has documentary evidence in its records that such Non-U.S. Holder is not a United States person and certain other conditions are met, or such Non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)).
Copies of any information returns may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING
Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as the representative of the underwriters named below in this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriters have agreed to purchase, the principal amount of notes set forth opposite its name in the table below:
Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$102,000,000
BofA Securities, Inc.	85,500,000
J.P. Morgan Securities LLC	25,500,000
Fifth Third Securities, Inc.	15,000,000
Wells Fargo Securities, LLC	15,000,000
SunTrust Robinson Humphrey, Inc.	15,000,000
Barclays Capital Inc.	6,000,000
Citizens Capital Markets, Inc.	6,000,000
Macquarie Capital (USA) Inc.	6,000,000
Morgan Stanley & Co. LLC	6,000,000
Stifel, Nicolaus & Company, Incorporated	6,000,000
TD Securities (USA) LLC	6,000,000
U.S. Bancorp Investments, Inc.	6,000,000
Total	$300,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the notes in the offering if any are purchased (other than the shares covered by the option below unless and until this option is exercised). The offering of the notes by the underwriters are subject to receipt and acceptance of the notes and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to purchase up to $45 million of additional aggregate principal amount of notes to cover over-allotments, if any. The underwriters may exercise that option for 30 days.
Underwriting Discounts and Expenses
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.
	Per Note	No Exercise	Full Exercise
Public offering price	$1,000	$300,000,000	$345,000,000
Underwriting discount	$25	$7,500,000	$8,625,000
Proceeds, before expenses, to us	$975	$292,500,000	$336,375,000
The underwriters initially proposes to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement or to certain dealers at a price that represents a concession not in excess of 1.5% of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.
We estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $0.7 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount of up to $15,000.
Concurrent Common Stock Offering
Concurrently with the Notes Offering, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 16,666,667 common shares (or 2,500,000 additional common shares from us at the public offering price, less the underwriting discount, if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional common shares in full).
Neither the completion of the Notes Offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that the Notes Offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common shares to be issued in the Concurrent Common Stock Offering.
Lock-Up Agreements
We, our directors and certain of our executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. In the case of the Company, this agreement does not apply to any existing employee benefit plans.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.
Price Stabilization and Short Positions
In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or our common stock. Specifically, the underwriters may sell more notes than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes or shares of common stock in the open market to stabilize the price of the notes or our common stock. These activities may raise or maintain the market price of the notes or our common stock above independent market levels or prevent or retard a decline in the market price of the notes or our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Notices to Prospective Investors
European Economic Area and the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the respective contents.
The underwriters have:
A.   only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and
B.   complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(c)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)
where no consideration is or will be given for the transfer;

(e)
where the transfer is by operation of law; or

(f)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This offering memorandum does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
Further, any shares of common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares of common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or shares of common stock must observe such Australian on-sale restrictions.

This offering memorandum contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering memorandum is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Certain Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, from time to time, and may continue to provide to us and to persons and entities that have relationships with us, investment banking, commercial banking, financial and other services, including letters of credit, share repurchase, depository and account processing services, for which we have paid and intend to pay customary fees.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
The underwriters and their affiliates have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of common stock offered in the Concurrent Common Stock Offering. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered in the Concurrent Common Stock Offering.
Affiliates of the underwriters are lenders under our Amended Credit Agreement and an affiliate of one of the underwriters is the collateral agent under our Amended Credit Agreement.

LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz and, with respect to matters of law of the Commonwealth of Pennsylvania, by Ballard Spahr LLP. Latham & Watkins LLP will pass upon certain legal matters relating to this offering for the underwriter.

EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from Penn National Gaming’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Penn National Gaming’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of new accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at https://www.pngaming.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.
This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the addresses and websites listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement and the accompanying prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the securities to which this prospectus supplement relates:
•
our Annual Report on Form 10-K for the year ended December 31, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•
the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
our Current Reports on Form 8-K filed on January 24, 2020, January 29, 2020, February 20, 2020, February 28, 2020, March 16, 2020, March 20, 2020, March 30, 2020 and April 20, 2020 (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus supplement after the date of this prospectus supplement will automatically update and, to the extent inconsistent, replace information in this prospectus supplement and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400
Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at https://www.pngaming.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
PENN NATIONAL GAMING, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020

Unless the context requires otherwise, references to “Penn National,” the “Company,” “we,” “us,” “our” or similar terms are to Penn National Gaming, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.
This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.
ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, common stock, preferred stock, depositary shares or debt securities in one or more offerings.
Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
our Current Reports on Form 8-K filed on January 24, 2020, January 29, 2020, February 20, 2020, February 28, 2020, March 16, 2020, March 20, 2020, March 30, 2020 and April 20, 2020 (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400
Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at www.pngaming.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by

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reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”. You may inspect reports, proxy statements and other information about us at the office of NASDAQ, One Liberty Plaza, 165 Broadway, New York, New York 10006.
FORWARD-LOOKING STATEMENTS
This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are included throughout the document, including within “Risk Factors,” and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: the reopening of the U.S. economy, the COVID-19 pandemic and potential new treatments and vaccines; the length of time the Company’s gaming properties will be required to remain closed and the impact of these continued closures on the Company and its stakeholders; the demand for gaming once the properties reopen as well as the impact of post opening restrictions; the impact of COVID-19 on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, operations, supply chain and personnel; the potential benefits and expected timing of the Morgantown and Perryville transactions with Gaming and Leisure Properties, Inc., a real estate investment trust (“GLPI”); the Company’s estimated cash burn, future liquidity, future revenue and Adjusted EBITDAR; availability of potential benefits to us under the CARES Act or other legislation that may be enacted in response to the COVID-19 pandemic; our future financial performance; the expected benefits and potential challenges of the investment in Barstool Sports, Inc. (“Barstool Sports”), including the benefits for the Company’s online and retail sports betting and iCasino products; the expected financial returns from the transaction with Barstool Sports; the expected launch of the Barstool-branded mobile sports betting product and its future revenue and profit contributions; property level operating margins; growth opportunities and potential synergies related to the acquisition of Pinnacle Entertainment, Inc. and the ability of the Company to obtain third-party approvals, including regulatory approvals; our expectations of future results of operations and financial condition; our expectations for our properties, our development projects or our iGaming initiatives; the timing, cost and expected impact of planned capital expenditures on our results of operations; our expectations with regard to the impact of competition; our expectations with regard to acquisitions, potential divestitures and development opportunities, as well as the integration of and synergies related to any companies we have acquired or may acquire; the outcome and financial impact of the litigation in which we are or will be periodically involved; the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new business partners; our expectations with regard to the impact of competition in online sports betting, iGaming and retail/mobile sportsbooks as well as the potential impact of this business line on our existing businesses; the performance of our partners in online sports betting, iGaming and retail/mobile sportsbooks, including the risks associated with any new business, the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to online sports betting, iGaming and retail/mobile sportsbooks and the impact of any such actions; and our expectations regarding economic and consumer conditions. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or

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pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (d) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (e) our ability to access additional capital on favorable terms or at all; (f) our ability to remain in compliance with the financial covenants of our debt obligations; (g) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (h) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and our ability to attract and retain employees; (i) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (j) the impact of new or changes in current laws, regulations, rules or other industry standards; (k) the ability of our operating teams to drive revenue and margins; (l) the impact of significant competition from other gaming and entertainment operations; (m) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (n) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business (such as a smoking ban at any of our properties or the award of additional gaming licenses proximate to our properties, as recently occurred with Illinois and Pennsylvania legislation); (o) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (p) the activities of our competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and video gaming terminals in bars and truck stops); (q) increases in the effective rate of taxation for any of our operations or at the corporate level; (r) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (s) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (t) our expectations for the continued availability and cost of capital; (u) the impact of weather, including flooding, hurricanes and tornadoes; (v) changes in accounting standards; (w) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (x) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; (y) with respect to our proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (z) other factors included in “Risk Factors,” of this prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

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THE COMPANY
Penn National is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing properties, sports betting operations, and video gaming terminal operations. We are licensed to offer live sports betting at our properties in Indiana, Iowa, Michigan, Mississippi, Nevada, Pennsylvania and West Virginia. We operate an interactive gaming (“iGaming”) division through our subsidiary, Penn Interactive Ventures, LLC, which has launched an online casino (“iCasino”) in Pennsylvania through our HollywoodCasino.com gaming platform and entered into multi-year agreements with leading sports betting operators for online sports betting and iGaming market access across our portfolio of properties. We also have a 36% equity interest in Barstool Sports, a leading digital sports, entertainment and media platform. Our MYCHOICE® customer loyalty program provides our members with various benefits, including complimentary goods and/or services.
As of March 31, 2020, we owned, managed, or had ownership interests in 41 properties in 19 states. The majority of the real estate assets (i.e., land and buildings) used in the Company’s operations are subject to triple net master leases with subsidiaries of GLPI, the most significant of which are the Master Lease between GLP Capital, L.P. and Penn Tenant, LLC dated November 1, 2013, as amended, and the Master Lease, dated April 28, 2016, by and between Gold Merger Sub, LLC and Pinnacle MLS, LLC, as amended.
We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”.
INDUSTRY AND MARKET DATA
We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF COMMON STOCK, PREFERRED STOCK,
DEPOSITARY SHARES AND DEBT SECURITIES
The description of our common stock, preferred stock, depositary shares or debt securities, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities, or Ballard Spahr LLP, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from Penn National Gaming’s Annual Report on Form 10-K, and the effectiveness of Penn National Gaming’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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